SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant Rule 14a-12

NORDSON CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Not Applicable

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(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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	(2)	Form, Schedule or Registration Statement No.: Not Applicable

	(3)	Filing Party: Not Applicable

	(4)	Date Filed: Not Applicable

NORDSON CORPORATION

Notice of 2014

Annual Meeting

and Proxy Statement

Nordson Corporation

28601 Clemens Road

Westlake, Ohio 44145

January 17, 2014

Dear Shareholder:

It is my pleasure, on behalf of your Board of Directors, to invite you to attend our Annual Meeting of Shareholders, which will be held this year at Nordson Corporation’s Headquarters, 28601 Clemens Road, Westlake, Ohio 44145 at 8:00 a.m. on Tuesday, February 25, 2014.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items of business that will be discussed and voted upon during the meeting. It is important that you vote your shares of common stock whether or not you plan to attend the meeting. You have a choice of voting through the Internet, by telephone or by returning the enclosed proxy/voting instruction card by mail. You may also vote in person at the meeting. Please refer to the instructions in the enclosed materials. If you attend the meeting and wish to vote in person, the ballot you submit at the meeting will supersede your proxy.

We look forward to your attending the Annual Meeting and, on behalf of management and our Board of Directors, I want to thank you for your continued support and confidence in 2014.

Sincerely,

JOSEPH P. KEITHLEY

Chairman of the Board of Directors

NORDSON CORPORATION

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Be Held Tuesday, February 25, 2014

Date and Time:	Tuesday, February 25, 2014, at 8:00 a.m.
Place:	Nordson Corporation’s Headquarters, 28601 Clemens Road, Westlake, Ohio 44145.
Items of Business:

1.  To elect as directors three nominees, named in the Proxy Statement and recommended by the Board of Directors, to serve until the 2017 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

2.  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014;

3.  To cast an advisory vote to approve named executive officer compensation; and

4.  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date:	Close of business on December 27, 2013.

A Proxy Statement, Proxy/Voting Instruction Card, and Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, accompany this Notice and are also available at: www.nordson.com/investors. The Board of Directors has determined that our shareholders of record at the close of business on December 27, 2013 are entitled to notice of, and to vote at, the Annual Meeting of Shareholders.

By Order of the Board of Directors,

ROBERT E. VEILLETTE

Vice President, General Counsel

and Secretary

Westlake, Ohio

January 17, 2014

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement and in our Annual Report on Form 10-K. For more complete information about these topics, please review the complete Proxy Statement and Annual Report on Form 10-K. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

GENERAL INFORMATION

2014 Annual Meeting Time and Date	8:00 a.m. Tuesday, February 25, 2014
Place	Nordson Corporation Headquarters 28601 Clemens Road Westlake, Ohio 44145 USA
Items of Business/Proposals

1.   To elect as directors three nominees, named in the Proxy Statement and recommended by the Board of Directors to serve until the 2017 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

2.   To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014;

3.   To cast an advisory vote to approve named executive officer compensation; and

4.   To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Record Date	Close of business December 27, 2013
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for the election of directors and one vote for each of the proposals to be voted on.

VOTING MATTERS AND RECOMMENDATIONS

Voting Matter	Board Recommendation
Election as Directors Nominees: Keithley, Merriman, and Puma	FOR EACH NOMINEE
Ratification of Ernst & Young as Independent Registered Public Accounting Firm for fiscal year ending October 31, 2014	FOR
Advisory Vote to Approve Named Executive Officer Compensation	FOR

GOVERNANCE HIGHLIGHTS

The following table summarizes our Board structure and key elements of our corporate governance framework:

Governance Element	Comments
Board Independence	Eight of our nine directors are independent under the Company’s Governance Guidelines and NASDAQ listing standards. All members of the Audit Committee, the Compensation Committee and the Governance and Nominating Committee are independent.
Independent Directors Meetings	Our independent directors meet in executive sessions after each regular board meeting without management present.
Board Leadership Structure	Our Board is led by an independent Chairman, Joseph P. Keithley.
Board Structure	Classified with three classes of directors.
Voting Standard for Election of Directors	Plurality in uncontested elections.

Governance Element	Comments
Stock Ownership Guidelines	To align director and executive officer interests with those of our shareholders, we have stock ownership guidelines for directors and executive officers. Each of the directors and executive officers satisfies the stock ownership guidelines or is within the grace period provided by the stock ownership guidelines to achieve compliance.
Board Self-Assessments	Each year, the Governance and Nominating Committee of the Board of Directors administers self-assessments of the Board of Directors and its committees.
Chief Executive Officer Evaluation	Each year the Board of Directors as a whole evaluates the performance of the Chief Executive Officer.
Hedging/Pledging Transactions Prohibited	We have an insider trading policy that prohibits pledging, short sales and hedging of shares of our Common Stock by directors and executive officers.
Performance-Based Compensation	We rely heavily on performance-based compensation for executive officers, including awards of performance-based stock.
Clawback Policy	Our Board of Directors may require reimbursement of incentive compensation and/or equity awarded to an executive officer if we are required to restate all or a portion of our financial statements or the Compensation Committee determines that an executive officer has engaged in (i) conduct that violates our Code of Ethics and Business Conduct, or (ii) willful misconduct or fraud that causes harm to the Company.
Advisory Vote on Executive Compensation	We conduct an annual shareholder advisory vote on compensation we pay to our named executive officers.
Shareholder Rights Plan (“Poison Pill”)	We do not have a shareholders rights plan in place.
Oversight of Risk	The Board as a whole exercises its oversight responsibilities with respect to material risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The Board has delegated responsibility for the oversight of specific risks to Board committees.
Shareholder Proposals under Rule 14a-8	Shareholder proposals for consideration for inclusion in our 2015 proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 must be delivered to us by September 13, 2014.
Proposals and Director Nominations Submitted Pursuant to our Regulations	Notice of shareholder proposals and director nominees for consideration at our 2015 Annual Meeting of Shareholders, must be received by us no earlier than November 26, 2014 and no later than December 26, 2014.

BUSINESS HIGHLIGHTS

Fiscal year 2013 was a year of solid financial results for the Company in the face of a lackluster global economic recovery. Our ability to execute on all facets of the 2013 operating plan is reflected in the following benchmarks achieved:

Operational Element	Comment
Revenue	Grew to a record $1.54 billion, an increase of 9.5% from a year ago
Gross Margin	56%
Operating profit/margin	$324 million/21%
Net income	$222 million
Earnings Per Share	$3.42
Return on Capital	17.6%
Quarterly Dividend	$0.18 (increase of 20%)
Share Repurchase	Over the last three years we purchased 7.8% of Nordson’s outstanding shares at an average price of $47.16 per share, a discount of approximately 34.6% compared to the 2013 year-end closing price of $72.09 per share.
1-Year TSR	23%

COMPENSATION

Fiscal year 2013 compensation of our named executive officers is described in the Compensation Discussion and Analysis in this Proxy Statement. The table below highlights compensation paid to our named executive officers. It does not include all of the information provided in the Summary Compensation Table presented later in this Proxy Statement. Additional information about our compensation philosophy and program, including compensation determinations for each of our named executive officers, can be found in the Compensation Discussion and Analysis in this Proxy Statement.

Pay Component	Comments
Base Salary	• Base salary increases for the named executive officers ranged from 3.1% to 6.7%.
Annual Cash Incentive

•  As a percentage of target, awards were in the range of 69% - 100% for the named executive officers.

•  We exceeded the maximum performance measure for the return on capital metric of the annual cash incentive plan, but did not meet threshold level for the EPS performance measure.

Long-Term Incentive

•  Consistent with prior years’ practices, the Compensation Committee approved performance share grants based on a thorough review of competitive market data, individual and Company performance, and management’s recommendations.

•  Value mix: 40% stock options, 40% performance shares, and 20% restricted shares.

•  The fiscal year 2011 - 2013 performance period incentive plan payout was 200% of target based on performance confirmed by the Compensation Committee at the completion of the performance period. Our cumulative revenue was $4,185,658,000 and cumulative EPS was $10.12, both exceeding the maximum performance measure.

Chief Executive Officer’s Total Direct Compensation

•  Base Salary - $775,000 (6.9% increase over 2012)

•  Annual cash incentive award - $775,000 (at target - 100% of base salary).

•  Long-term incentives:

g    Stock Options - $1,051,974 ($24.46 per share - grant date fair value)

g    Restricted Shares - $492,720 ($61.59 per share - grant date fair value)

g    Performance Shares - $953,440 at target ($59.59 per share - grant date fair value)

•  Total: $4,048,134

NORDSON CORPORATION

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

FEBRUARY 25, 2014

The accompanying proxy is solicited on behalf of the Board of Directors (“Board”) of Nordson Corporation for use at the 2014 Annual Meeting of Shareholders (“Annual Meeting”). The Annual Meeting will be held at Nordson Corporation’s Headquarters, 28601 Clemens Road, Westlake, Ohio 44145 at 8:00 a.m. on Tuesday, February 25, 2014 for the following purposes:

1.	To elect as directors three nominees, named in the Proxy Statement and recommended by the Board of Directors, to serve until the 2017 Annual Meeting of Shareholders and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014;

3.	To cast an advisory vote to approve named executive officer compensation; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

This Proxy Statement and the accompanying proxy/voting instruction card were first mailed to shareholders on or about January 17, 2014. Our 2013 Annual Report to Shareholders is enclosed with this Proxy Statement.

This Proxy Statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. As used herein, “we,” “us,” “our,” “Nordson” or the “Company” refers to Nordson Corporation.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Meeting of Shareholders to be held on February 25, 2014:

The Proxy Statement, proxy/voting instruction card and the Annual Report to Shareholders, which includes our Annual Report on Form 10-K for the fiscal year ended October 31, 2013, are available at: www.nordson.com/investors.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THESE PROXY MATERIALS

Why am I receiving this Proxy Statement?    You have been sent this Proxy Statement and proxy/voting instruction card(s) because you were a shareholder, or held Nordson common stock through a broker, bank or other third party, at the close of business on December 27, 2013, the record date for shareholders entitled to vote at the Annual Meeting. As of December 27, 2013, there were outstanding, excluding treasury shares which cannot be voted, 64,300,002 common shares entitled to one vote per share upon all matters presented to the shareholders.

What is a proxy?    A proxy is your legal appointment of another person to vote the shares that you own in accordance with your instructions. The person you appoint to vote your shares is also called a proxy.

On the proxy/voting instruction card, you will find the names of the persons designated by the Company to act as proxies to vote your shares at the Annual Meeting. The proxies are required to vote your shares in the manner you instruct.

Who can attend the Annual Meeting?    All shareholders of record as of the close of business on December 27, 2013 may attend the meeting.

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?    The following matters will be voted on at the Annual Meeting:

#	Proposal	Board Recommendation
1	Election of three nominees named in the Proxy Statement and recommended by the Board of Directors as directors to serve for a three-year term: Joseph P. Keithley, Michael J. Merriman, Jr., and Mary G. Puma.	FOR ALL NOMINEES
2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014.	FOR
3	Advisory vote to approve named executive officer compensation.	FOR

Will any other matters be voted on?    We are not aware of any other matters on which you will be asked to vote at the Annual Meeting. If other matters are properly brought before the Annual Meeting, the proxy holders will use their discretion to vote on these matters as they may arise. Furthermore, if a nominee cannot or will not serve as director, then the proxy holders will vote for a replacement nominated by the Board. We do not expect any nominee to be unwilling to serve.

What is the difference between holding shares as a shareholder of record, a beneficial owner or a Nordson-sponsored retirement plan participant?

•

Shareholder of record.    If your shares are registered in your name with our transfer agent, Computershare Limited, you are considered the shareholder of record and these proxy materials have been sent directly to you. You may vote in person at the meeting. You may also grant us your proxy to vote your shares by telephone, via the Internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. The card provides voting instructions.

•

Beneficial owner.    If your shares are not held in your name but instead are held in a brokerage account, by a trustee, or by another nominee, then that other entity/holder is considered the shareholder of record and you are considered a beneficial owner of those shares. We sent these proxy materials to that other entity/holder, and they have been forwarded to you with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee, or other nominee how to vote. Please refer to the information your broker, trustee, or other nominee provided to determine what voting options are available to you.

•

Shares held as a plan participant in the Nordson Corporation Employees’ Savings Trust (“401(k)”) Plan and/or Nordson Corporation Employee Stock Ownership Plan (collectively, the “Plans”).    If you participate in one or both of these Plans you may have certain voting rights regarding shares of our common stock credited to your account in the Plans. You do not own these shares. They are owned by the Plan trustee.

The Plans provide you with voting rights based on the number of shares that were constructively invested in your Plan account as of the close of business on the record date. You may vote these shares in much the same way as shareholders of record vote their shares, but you have an earlier deadline.

You may vote the amount of shares credited to your account as of the record date for the Annual Meeting by telephone, via the internet, or by mailing your signed proxy/voting instruction card in the postage-paid envelope provided. Your vote must be received by the Plan trustee by 11:59 p.m. Eastern Time February 20, 2014. You may vote these shares by following the instructions provided on the proxy/voting instruction card included with those materials.

By submitting voting instructions, you will direct the Plan trustee:

•	How to vote the shares allocated to your account in the Plan(s); and

•	How to vote a portion of the shares allocated to the accounts of other participants in the Plan(s) who have not submitted voting instructions by the deadline.

The trustee will submit one proxy to vote all shares in each of the Plans. The trustee will vote the shares of participants submitting voting instructions in accordance with their instructions and will vote the remaining shares in each of the Plans in the same proportion as the final votes of all participants who actually voted. Please note that, if you do not submit voting instructions for the shares in your account by the voting deadline, those shares will be included with the other undirected shares and voted by the trustee as described above. Because the trustee submits one proxy to vote all shares in the Plan, you may not vote Plan shares in person at the annual meeting.

How do I vote and what are the voting deadlines?

Shareholders of record and Plan participants.    If you are a shareholder of record or a Plan participant, you may vote by proxy in any of the following three ways:

1. By telephone.    If you reside in the United States or Canada, you may call 1-800-690-6903, 24 hours a day, 7 days a week. Have your proxy/voting instruction card in hand when you call and follow the voice prompts to cast your vote.

2. Via the Internet.    You may access the website at www.proxyvote.com to cast your vote 24 hours a day, 7 days a week. With your proxy/voting instruction card in hand, follow the instructions provided to cast your vote.

3. By mail.    You may mark, sign and date your proxy/voting instruction card and return it in the enclosed prepaid and addressed envelope. You do not need to mail the proxy/voting instruction card if you have voted by telephone or over the Internet.

The Internet and telephone voting procedures are designed to authenticate votes cast and allow shareholders to appoint a proxy and to confirm that their actions have been properly recorded. Specific voting instructions are set forth on the accompanying proxy/voting instruction card.

If you are a shareholder of record, your deadline to cast your vote by proxy is 11:59 p.m., Eastern Time, on February 24, 2014. You may also vote in person at the Annual Meeting.

If you are a Plan participant, your deadline to cast your vote by proxy is 11:59 p.m., Eastern Time, on February 20, 2014.

Beneficial Owners.    If you are a beneficial owner, you should have received voting instructions from the broker, trustee or other nominee holding your shares. You should follow the instructions in the notice or voting instructions provided by your broker, trustee or nominee in order to instruct your broker, trustee or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the broker, trustee or nominee. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares.

All owners.    If you receive more than one proxy/voting instruction card, it is important that you vote all shares represented by the multiple cards. Each card represents different shares.

May I change my vote?    Yes. You may change your vote or revoke your proxy any time before the voting deadline.

Shareholders of record.    If you are a shareholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	submitting a later-dated vote by telephone or via the Internet since only your latest Internet or telephone proxy received by 11:59 p.m., Eastern Time, on February 24, 2014 will be counted;

•	returning a later-dated, duly executed proxy card;

•	delivering a written revocation to our Corporate Secretary at 28601 Clemens Road, Westlake, Ohio 44145 before the Annual Meeting; or

•	attending the Annual Meeting in person and voting again.

Plan participants.    If you are a Plan participant, you may revoke previously given voting instructions on or before February 20, 2014 by filing either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date with New York Life Investment Management, the trustee.

Beneficial owners.    If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.

All owners.    You will not revoke a proxy merely by attending the Annual Meeting. To revoke a proxy, you must take one of the actions described above.

What will happen if I do not vote my shares?

Shareholders of record.    If you are the shareholder of record and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.

Beneficial owners.    If you are the beneficial owner of your shares, your broker, trustee or nominee may vote your shares only on those proposals on which it has discretion to vote. Under the rules of the Securities and Exchange Commission (the “SEC”), your broker, trustee or nominee does not have discretion to vote your shares on non-routine matters such as Proposals 1 and 3. Therefore, if you do not provide voting instructions to your broker, trustee or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

What if I do not specify how my shares are to be voted?    If you are a shareholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted as indicated in the following table:

Proposal	Vote to be Cast
Proposal 1 — Election of three nominees named in the Proxy Statement and recommended by the Board of Directors as directors to serve for a three-year term: Joseph P. Keithley, Michael J. Merriman, Jr., and Mary G. Puma	FOR ALL NOMINEES
Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014	FOR
Proposal 3 — Advisory vote to approve named executive officer compensation	FOR

What constitutes a quorum, and why is a quorum required?    Our Regulations require a quorum of shareholders to hold our Annual Meeting. A quorum exists when at least a majority of the outstanding shares entitled to vote at the close of business on the record date are represented at the Annual Meeting either in person or by proxy. Your shares will be counted towards the quorum if you submit a proxy or vote at the Annual Meeting. Abstentions and broker non-votes (described below) will also count towards the quorum requirement. If a quorum is not achieved, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What is a broker non-vote?    Brokers or other nominees who hold Nordson common shares for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner. Your broker is not permitted to vote on your behalf on the election of directors and other non-routine matters unless you provide specific instructions to vote your shares. For your vote to be counted, you need to communicate your voting instructions to your broker, trustee or nominee.

A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes with respect to a particular proposal. Thus, a broker non-vote will not impact our ability to obtain a quorum and will not otherwise affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of Proposal 2 since brokers have discretion to vote uninstructed shares on that proposal. Broker non-votes will affect the outcome of the vote on Proposal 3. It is important that you provide voting instructions for all shares you own beneficially.

What is the vote required for each proposal?

Proposal	Vote Required	Broker Discretionary Voting Permitted	Treatment of Abstentions
Proposal 1 — Election of three nominees named in the Proxy Statement and recommended by the Board of Directors, as directors to serve for a three-year term: Joseph P. Keithley, Michael J. Merriman, Jr., and Mary G. Puma	Plurality of votes cast	No	Not counted
Proposal 2 — Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014	Majority of the shares entitled to vote and present in person or represented by proxy	Yes	Will count as present and entitled to vote; will have the effect of a vote against the proposal
Proposal 3 — Advisory vote to approve named executive officer compensation	Majority of the shares entitled to vote and present in person or represented by proxy	No	Will count as present and entitled to vote; will have the effect of a vote against the proposal

If cumulative voting is invoked, the proxy holders will vote all proxy cards received by them in such manner in accordance with cumulative voting as will assure the election of as many of our nominees as possible.

Who will tabulate the votes?    Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to receive and tabulate shareholder votes. Broadridge will separately tabulate FOR, AGAINST and WITHHOLD votes, abstentions, and broker non-votes. The Inspector of Election will certify the election results and perform any other acts required by Ohio Corporation Law.

What happens if the Annual Meeting is adjourned or postponed?    Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted.

Who is paying for the costs of this proxy solicitation?    We will bear the expense of soliciting proxies. Proxies may also be solicited by Nordson personnel who will not receive additional compensation for such solicitation. Copies of proxy materials and the Annual Report to Shareholders will be supplied to brokers and other nominees for the purpose of soliciting proxies from beneficial owners.

How will I know the results of the Annual Meeting?    The final voting results will be tallied by our Inspector of Election and published in a Current Report on Form 8-K filed with the SEC that we expect to file within four business days of the Annual Meeting.

Delivery of voting materials to shareholders sharing an address.    To reduce the expense of delivering duplicate materials to shareholders sharing the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Annual Report to Shareholders and proxy materials until such time as one or more of these shareholders notifies us that they wish to receive individual copies. Shareholders of record in the same household continue to receive separate proxy/voting instruction cards.

We will mail materials that you request at no cost. You may contact us with your request by writing to or calling Corporate Communications, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio, 44145 or 440-414-5606. You may also access the Proxy Statement and Annual Report at: www.nordson.com/investors.

How do I submit director nominations or shareholder proposals for the 2015 Annual Meeting?

Shareholder Proposals Submitted Under Rule 14a-8

Assuming that our 2015 Annual Meeting is held within thirty days of the anniversary of the 2014 Annual Meeting, any shareholder who wishes to submit a proposal for consideration at the 2015 Annual Meeting and for inclusion in next year’s proxy statement under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) should send the proposal c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145 for receipt on or before September 13, 2014.

Proposals and Director Nominations Submitted Pursuant to our Regulations

Additionally, under our Regulations, a shareholder may submit a proposal for consideration at the 2015 Annual Meeting, but not for inclusion in next year’s proxy statement, if the shareholder provides written notice no earlier than 90 days and no later than 60 days prior to the 2015 Annual Meeting. Assuming that the 2015 Annual Meeting will be held on February 24, 2015, that means notice of such proposals must be received no earlier than November 26, 2014 and no later than December 26, 2014. Our Regulations are available at: www.nordson.com/governance.

A shareholder may nominate a candidate for election as a director at the 2015 Annual Meeting provided the shareholder (i) is a shareholder of record at the time the shareholder gives notice of the nomination, (ii) is entitled to vote at the meeting in the election of directors, and (iii) has given timely written notice of the nomination to the Secretary. Similar to the timeliness requirements under our Regulations described above, the notice of the nomination must be received no earlier than 90 days and no later than 60 days prior to the meeting. Assuming the 2015 Annual Meeting is held on February 24, 2015, the deadlines would be no earlier than November 26, 2014 and no later than December 26, 2014. The Governance and Nominating Committee will assess the qualifications of the candidate according to criteria set out in Nordson Corporation’s Governance Guidelines, which are available at: www.nordson.com/governance. For a candidate to be considered for election as a director or for business to be properly requested by a shareholder to be brought before an annual meeting of shareholders, the shareholder must comply with all of the requirements of our Regulations, not just the timeliness requirements described above. Any proposal for inclusion in the proxy materials, notice of proposal, or suggestion for nominee(s) for election to our Board of Directors should be sent to c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

If the notices delivered pursuant to the Regulations are not timely received, then we will not be required to present such proposals or nominations, as applicable, at the 2015 Annual Meeting. If the Board chooses to present any information submitted after the deadlines set forth in the Regulations (other than pursuant to Rule 14a-8 of the Exchange Act) at the 2015 Annual Meeting, then the persons named in proxies solicited by the Board for the 2015 Annual Meeting may exercise discretionary voting power with respect to such information.

YOUR VOTE IS VERY IMPORTANT, SO PLEASE VOTE.

Promptly return your proxy/voting instruction card or vote via telephone or the Internet,

which will help to reduce the cost of this solicitation.

This Proxy Statement and the enclosed proxy/voting instruction card are being mailed to shareholders of record on or about January 17, 2014. Nordson’s executive offices are located at 28601 Clemens Road, Westlake, Ohio 44145, telephone number (440)  892-1580.

PROPOSAL 1: ELECTION OF DIRECTORS WHOSE TERMS EXPIRE IN 2017

The Governance and Nominating Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting. The Governance and Nominating Committee has recommended to the Board, and the Board has approved, the persons named as nominees for terms expiring in 2017 and, unless otherwise marked, a proxy will be voted for such nominees. Messrs. Keithley and Merriman and Ms. Puma currently serve as directors. All nominees have agreed to stand for election for a three-year term.

In considering each director nominee and the composition of the Board of Directors as a whole, the Governance and Nominating Committee utilizes a diverse group of experiences, qualifications, attributes and skills, including diversity in gender, ethnicity and race, which the Governance and Nominating Committee believes enables a director nominee to make significant contributions to the Board, Nordson and our shareholders. Depending upon the skill sets being sought for a particular vacancy or addition to the Board, the following experiences have been included in our search criteria:

•	Active or recently retired chief executive officer, leading a sophisticated, business-to-business industrial enterprise ranging from $400 million to $1 billion plus revenues;

•	Experience in a company with a material percentage of sales (ideally at least 25 percent) derived from emerging markets;

•	A demonstrated track record of growing a company/division or supporting that growth through his/her role;

•	Experience in a company composed of multiple business units and having a demonstrated experience in technology and R&D based environments;

•	A demonstrated concern for society and a view of the role of a corporation in society, which is consistent with the traditional values of Nordson Corporation.

It is intended that proxies that are submitted but do not withhold the authority to vote for any or all of the nominees will be voted for the election as directors of all of the nominees named below. At this time, the Board knows of no reason why any nominee might not be a candidate at the 2014 Annual Meeting. However, in the event any one or more of such nominees becomes unavailable for election, proxies will be voted in accordance with the best judgment of the proxy holder.

The name and age of each of the three nominees for election as directors for terms expiring in 2017, as well as present directors whose terms will continue after the meeting, appear below together with his or her principal occupation for at least the past five years, the year each became a director of the Company and certain other information.

Nominees For Terms Expiring in 2017

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Joseph P. Keithley	65	Business Experience. Mr. Keithley has served as Chairman of the Board of Nordson Corporation since February 2010. He served as Chairman of the Board of Keithley Instruments, Inc., a provider of measurement solutions to the semiconductor, fiber optics, telecommunications and electronics industries from 1991, as well as a member of its Board of Directors from 1986 until December 2010 when Keithley Instruments was purchased by Danaher Corporation. He also served as Keithley Instruments’ Chief Executive Officer from November 1993 to December 2010 and as President from May 1994 to December 2010.	2001
		Other Directorships in Previous 5 Years. Mr. Keithley previously served as Chairman of the Board of Keithley Instruments. He currently serves as a director of Materion Corporation (NYSE: MTRN), an integrated producer of high performance engineered materials used in a variety of electrical, electronic, thermal and structural applications, and Axcelis Technologies, Inc. (NASDAQ GS: ACLS), a provider of equipment and service solutions for the semiconductor manufacturing industry.
		Key Attributes, Experiences and Skills. Mr. Keithley brings extensive, broad-based international business and executive management and leadership experience from his leadership roles at Keithley Instruments to his role as Chairman of our Board of Directors. Among other things, Mr. Keithley draws upon his extensive knowledge in the global semiconductor and electronics industries garnered while leading Keithley Instruments. Mr. Keithley also has extensive public company board and governance experience.
Michael J. Merriman, Jr.	57	Business Experience. Mr. Merriman has been an Operating Advisor of Resilience Capital Partners LLC since June 2008. Resilience is a private equity firm focused on principal investing in lower middle market underperforming and turnaround situations. Mr. Merriman is a business consultant for Product Launch Ventures, LLC, a company that he founded in 2004 to pursue consumer product opportunities and provide business advisory services. Mr. Merriman served as President and Chief Executive Officer of The Lamson & Sessions Co., a manufacturer of thermoplastic conduit, fittings and electrical switch and outlet boxes from November 2006 to November 2007. Mr. Merriman	2008

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
		served as Senior Vice President and Chief Financial Officer of American Greetings Corporation (formerly, NYSE: AM), a designer, manufacturer and seller of greeting cards and other social expression products from September 2005 until November 2006.
		Other Directorships in Previous 5 Years. Mr. Merriman is presently a director of Regis Corporation (NYSE: RGS), the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education, and OMNOVA Solutions Inc. (NYSE: OMN), a technology-based company and an innovator of emulsion polymers, specialty chemicals, and decorative and functional surfaces for a variety of commercial, industrial and residential end uses. Mr. Merriman was a director of American Greetings from 2006 through August 2013 when American Greetings became a private company. Mr. Merriman also served as a director from 2004 until April 2011 for RC2 Corporation, a manufacturer of pre-school toys and infant products.
		Key Attributes, Experiences and Skills. Mr. Merriman’s prior experience as a public company chief executive officer and chief financial officer and his current service on the boards of directors of two publicly traded companies, as well as his experience at Resilience, provides him with valuable experience and significant knowledge in the areas of executive management, strategy, corporate governance, acquisitions and divestitures, finance and financial reporting, product development expertise, and investor relations. Mr. Merriman has significant finance, financial reporting and accounting expertise and was formerly a certified public accountant, which provides the Board with valuable expertise and qualifies him as a “financial expert” on the Audit Committee, as described under the “Audit Committee” caption in Corporate Governance section of this Proxy Statement.
Mary G. Puma	55	Business Experience. Ms. Puma has served as Chairman of the Board of Axcelis Technologies, Inc. (NASDAQ GS: ACLS) since May 2005 and chief executive officer since January 2002. Axcelis is a provider of equipment and service solutions for the semiconductor manufacturing industry.	2001
		Other Directorships in Previous 5 Years. Ms. Puma is presently Chairman of the Board of Axcelis Technologies.
		Key Attributes, Experiences and Skills. Ms. Puma contributes extensive general management experience in an international, technology-driven business and possesses a thorough knowledge of corporate governance and strategy development. Ms. Puma brings valuable experience in compensation and talent management planning matters to our Compensation and Governance & Nominating Committees, respectively.

Present Directors Whose Terms Expire in 2015

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Arthur L. George, Jr.	52	Business Experience. Mr. George has served as Senior Vice President and Manager, Analog Engineering Operations of Texas Instruments Incorporated (NASDAQ GS: TXN) since 2011. Texas Instruments is one of the world’s largest semiconductor companies and a highly innovative, high performing global leader in analog, embedded processing and wireless technologies. Mr. George was Senior Vice President and Worldwide General Manager, High Performance Analog of Texas Instruments from 2006 to 2011.	2012

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
		Key Attributes, Experiences and Skills. Mr. George brings to the Board significant executive general management experience as well as extensive operational and new product development experiences in high technology markets. Mr. George’s experience with High Performance Analog products used in a wide range of industrial products gives him insight on a diverse set of industries and affords the Board a unique perspective in identifying strategic and tactical risks attendant to the semiconductor electronics market.
Frank M. Jaehnert	56	Business Experience. Mr. Jaehnert served as Chief Executive Officer and President of Brady Corporation (NYSE: BRC) from April 1, 2003 through October 7, 2013. Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect premises, products and people. Brady’s core capabilities in manufacturing, channel management, printing systems, precision engineering and materials expertise make it a leading supplier to customers in general manufacturing, maintenance and safety, process industries, construction, electrical, telecommunications, electronics, laboratory/healthcare, airline/transportation, brand protection, education, governmental, public utility, and a variety of other industries.	2012
		Other Directorships in Previous 5 Years. Mr. Jaehnert served as a director of Brady Corporation from April 1, 2003 through October 7, 2013.
		Key Attributes, Experiences and Skills. Mr. Jaehnert brings extensive, broad-based international business and executive management and leadership experience to our Board, and, coupled with a demonstrated execution of strategic vision and a well-developed understanding of accounting and financial matters, compliments strongly the skill sets of our present directors. Mr. Jaehnert’s significant finance, financial reporting and accounting background provides the Board with valuable expertise and qualifies him as a “financial expert” on the Audit Committee, as described under the “Audit Committee” caption in Corporate Governance section of this Proxy Statement.

Present Directors Whose Terms Expire in 2016

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Lee C. Banks	50	Business Experience. Mr. Banks has served as Executive Vice President and Operating Officer of Parker Hannifin Corporation since 2008. Parker Hannifin Corporation (NYSE: PH) is the world’s leading diversified manufacturer of motion and control technologies and systems, providing precision-engineered solutions for a wide variety of mobile, industrial and aerospace markets. Mr. Banks was Senior Vice President and Operating Officer of Parker Hannifin from 2006 to 2008 and served as its Worldwide President, Hydraulics Group, from 2003 to 2006.	2010
		Key Attributes, Experiences and Skills. As a senior executive with a multinational corporation, Mr. Banks provides the Board with significant executive general management and operational experiences and a unique perspective in identifying strategic and tactical risks attendant to a multinational sales, distribution, manufacturing and operational footprint.

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
Randolph W. Carson	62	Business Experience. From 2000 to February 2009, Mr. Carson served as Chief Executive Officer of Eaton Corporation (NYSE: ETN) Electrical Group. Eaton is a global diversified industrial manufacturer and technology leader in electrical components and systems for power quality, distribution and control. Mr. Carson retired from Eaton in May 2009 following ten years with the company. Prior to Eaton Corporation, Mr. Carson held several executive positions with Rockwell International.	2009
		Other Directorships in Previous 5 Years. Mr. Carson is presently a director of Fairchild Semiconductor Inc. (NYSE: FSC), a leading global manufacturer of semiconductor devices; Graftech International Inc. (NYSE: GTI), a global manufacturer of carbon and graphite products; and the Southwire Company, the leading North American supplier of wire and cable products.
		Key Attributes, Experiences and Skills. Our Board believes that Mr. Carson’s deep operational experience in global industrial businesses enables him to provide unique insight to our Board with respect to meeting marketplace challenges, implementing Lean and other productivity initiatives, integrating business units and anticipating and planning for commercial risk and uncertainties. Together with his experience, strategic vision and understanding of financial accounting and financial matters, our Board believes Mr. Carson is well qualified to serve as a member of our Board. Mr. Carson’s public company board experience contributes to his familiarity with current issues and his ability to identify and address matters that come before the Governance & Nominating and Audit Committees on which he serves.
Michael F. Hilton	59	Business Experience. Mr. Hilton became Nordson’s President and Chief Executive Officer effective January 16, 2010. Prior to his joining Nordson, Mr. Hilton was Senior Vice President and General Manager for Air Products and Chemicals, Inc. (NYSE: ADP) from 2007 until 2010 with specific responsibility for leading the company’s $2 billion global Electronics and Performance Materials segment. Air Products and Chemicals serves customers in industrial, energy, technology and healthcare markets worldwide with a unique portfolio of atmospheric gases, process and specialty gases, performance materials, and equipment and services.	2010
		Other Directorships in Previous 5 Years. Mr. Hilton serves as a director of Ryder System, Inc. (NYSE: R), a FORTUNE® 500 provider of leading-edge transportation, logistics and supply chain management solutions.
		Key Attributes, Experiences and Skills. Mr. Hilton is the only member of Nordson’s management serving on the Board. With over 30 years of global manufacturing industry experience, Mr. Hilton brings to the Board an intimate understanding of management leadership, strategy development and day-to-day operations of a multinational company, including product line management, new product technology and talent development, manufacturing, distribution and other sales channels, business processes, international operations and global markets.
Victor L. Richey, Jr.	56	Business Experience. Mr. Richey has served as Chairman of the Board, President and Chief Executive Officer of ESCO Technologies, Inc. (NYSE: ESE) since 2003. ESCO Technologies is a diversified manufacturer of special purpose utility solutions for electric, gas and water utilities, including hardware and software to support advanced metering applications and fully automated intelligent instrumentation; and engineered filtration products to the aviation, space and process	2010

Name	Age	Business Experience and Directorships for Previous Five Years and Qualifications to Serve	Director Since
markets worldwide. ESCO Technologies is the industry leader in radio frequency shielding and electromagnetic compatibility test products.
Other Directorships in Previous 5 Years. Mr. Richey is presently Chairman of the Board of ESCO Technologies.
Key Attributes, Experiences and Skills. The Board believes Mr. Richey provides a breadth of skills critical to the Board’s ability to discharge its oversight responsibility. Mr. Richey has extensive experience as Chairman, President and Chief Executive Officer of a diversified global producer and marketer of technology, and he has significant executive management and board experience at public and private companies within some of our end markets, including the semiconductor industry.

Former director, William L. Robinson, retired from our Board in 2013 pursuant to the Company’s Governance Guidelines which provide that a director is expected to retire from service as a director at the end of the Board meeting that precedes his or her 72nd birthday.

No shareholder or group that beneficially owns 1% or more of our outstanding common shares has recommended a candidate for election as a director at the 2014 Annual Meeting.

Cumulative Voting

Voting for directors will be cumulative if any shareholder provides notice in writing to the President, a Vice President or the Secretary of Nordson of a desire to have cumulative voting. The notice must be received at least 48 hours before the time set for the Annual Meeting, and an announcement of the notice must be made at the beginning of the meeting by the Chairman or the Secretary, or by or on behalf of the shareholder giving the notice. If cumulative voting is in effect, each shareholder will be entitled to cast, in the election of directors, a number of votes equal to the product of the number of directors to be elected multiplied by the number of shares that the shareholder is voting. Shareholders may cast all of these votes for one nominee or distribute them among several nominees, as they see fit. If cumulative voting is in effect, shares represented by each properly submitted proxy will also be voted on a cumulative basis, with the votes distributed among the nominees in accordance with the judgment of the persons named on the proxy/voting instruction card.

To date, we have not received a notice from any shareholder of his, her or its intention to request cumulative voting.

Required Vote

The election of directors requires the affirmative vote of the holders of a plurality of the shares of common stock voting at the meeting. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected, regardless of whether any nominee received a majority of the votes. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achieving a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee (including broker non-votes) will not be counted toward such nominee’s achieving a plurality, but will be counted for quorum purposes.

RECOMMENDATION REGARDING PROPOSAL 1:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”

ALL NOMINEES AS DIRECTORS.

PROXIES RECEIVED BY THE BOARD WILL BE VOTED FOR ALL NOMINEES UNLESS

SHAREHOLDERS SPECIFY A CONTRARY VOTE.

CORPORATE GOVERNANCE

Corporate Governance Documents

The following corporate governance documents are available at: www.nordson.com/governance.

• Governance Guidelines	• Related Persons Transaction Policy
• Committee Charters	• Share Ownership Guidelines
• Director Recruitment and Performance Guidelines	• Code of Ethics and Business Conduct

The Governance Guidelines contain general principles regarding the functions of Nordson’s Board of Directors (the “Board”) and Board committees. The 2013 Annual Report to Shareholders which includes our Annual Report on Form 10-K and this Proxy Statement are available at: www.nordson.com/investors. Upon request, copies of the Annual Report to Shareholders will be mailed to you (at no charge) by contacting Attn: Corporate Communications, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

Director Independence

In accordance with the listing standards of The NASDAQ Stock Market LLC (“NASDAQ”), and our Governance Guidelines, the Board must consist of a majority of independent directors. The Board has determined that Messrs. Banks, Carson, George, Jaehnert, Keithley, Merriman, Richey, and Ms. Puma each satisfy the definition of “independent director” under these listing standards. William L. Robinson, who retired from our Board on May 10, 2013, also satisfied such definition of “independent director” during his service as a director. Mr. Hilton is not an independent director as he serves as the Company’s President and Chief Executive Officer.

For a director to be considered independent under the NASDAQ listing standards, the Board must affirmatively determine that a director has no direct or indirect material relationship with Nordson. A director is independent if he/she has no material relationship with us or our affiliates either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with our Company and meets the standards for independence as defined by the rules of NASDAQ. Such relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

More specifically, a director is not considered independent if:

•	the director is currently employed, or has been employed within the past three years, by us or any of our affiliates;

•

the director (or his/her immediate family member as defined by NASDAQ) accepted compensation from us or any of our affiliates in excess of $120,000 during any twelve month period within the past three fiscal years (other than compensation for board service, retirement plan benefits, or non-discretionary compensation, or compensation paid to a family member who is an employee (other than an executive officer));

•	the director has an immediate family member who is, or has been in the past three fiscal years, employed by us or any of our affiliates as an executive officer;

•

the director (or any immediate family member) is or has been a partner, controlling shareholder or an executive officer of any business to which we made, or from which we received, payments (other than those which arise solely from investments in our securities) that exceed five percent of such entity’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three fiscal years;

•	the director (or his/her immediate family member) is or has been employed as an executive officer of another entity where any of our executive officers serve on that entity’s compensation committee;

•

the director (or any immediate family member) is a current partner of our independent registered public accounting firm, Ernst & Young LLP, or either the director (or an immediate family member) has been a partner or employee of Ernst & Young LLP in the past three fiscal years and worked on our audit during that time; or

•	the director participated in the preparation of our (or any of our current subsidiaries’) financial statements at any time during the past three fiscal years.

As part of our commitment to ensuring director independence, we have a monitoring and reporting program with respect to purchases of products supplied by a company which may employ a director to ensure the avoidance of any conflicts of interest resulting from our relationship. Mr. Banks, a director, serves as Executive Vice President and Operating Officer of Parker Hannifin Corporation. Mr. George, a director, serves as Senior Vice President and Manager, Analog Engineering Operations of Texas Instruments Incorporated. Mr. Jaehnert, a director, served as President and Chief Executive Officer of Brady Corporation until October 7, 2013. These three companies purchase components manufactured by a number of our business units in volumes that are insignificant when compared to the respective companies’ and Nordson’s annual revenue for fiscal year 2013. The Board does not believe that these relationships impair the independence of Messrs. Banks, George or Jaehnert or that they have any material interest in any transaction between the Company and Parker Hannifin, Texas Instruments, and Brady Corporation, respectively.

Director Qualifications

The Board believes that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its director nomination recommendations as variety of points of view contribute to a more effective decision-making process. To that end, the Board has adopted Director Recruitment and Performance Guidelines to assist the Board and the Governance and Nominating Committee in identifying and recruiting directors to serve on the Board. The Board considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of our business. The Board seeks to include an array of skills and experience in its overall composition rather than requiring every director to possess the same skills, perspective, and interests.

Consideration of Director Candidates Recommended by Shareholders

Under its charter, the Governance and Nominating Committee is responsible for reviewing shareholder nominations for directors. The Committee does not have a formal policy with respect to the consideration of director candidates recommended by shareholders. However, its practice is to consider those candidates on the same basis and in the same manner as it considers recommendations from other sources.

Code of Ethics and Business Conduct

We have a Code of Ethics and Business Conduct (the “Code”) that applies to all directors, officers and employees of Nordson Corporation and its subsidiaries wherever located. Our Code contains the general guidelines and principles for conducting Nordson’s business consistent with the highest standards of business ethics. Our Code embodies our five guiding values, which form the foundation of our Company: Integrity, Excellence, Passion for Our Customers, Energy, and Respect for People. We encourage our employees to report all suspected violations of Company policies and the law, including incidents of harassment or discrimination. We will take appropriate steps to investigate all such reports and will take appropriate action. Under no circumstances will employees be subject to any disciplinary or retaliatory action for reporting, in good faith, a possible violation of our Code or applicable law or for cooperating in any investigation of a possible violation.

Communications with the Board of Directors

Shareholders may communicate with the Board, the Chairman of the Board, a Board committee, the non-employee directors as a group, or individual directors by sending written communications addressed to the Board of Directors, a Board committee or such individual director or directors, c/o Secretary, Nordson Corporation, 28601 Clemens Road, Westlake, Ohio 44145.

Each communication should specify the applicable addressee or addressees to be contacted as well as the general topic of the communication. Our Secretary will initially review communications before forwarding them to members of the Board to whom the communication is directed, or if the communication is not directed to any specific member(s) of the Board, to the Chairperson of the Governance and Nominating Committee. We generally will not forward a shareholder communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information about us. Concerns about accounting or auditing matters or possible violations of our Code should be reported pursuant to the procedures outlined in the Code.

Board Leadership Structure

Our Governance Guidelines require us to have either an independent Chairman of the Board or a presiding independent director if the Chairman is not an independent director. The Guidelines set forth the responsibilities of the Chairman of the Board and the Presiding Director when the Chairman of the Board is not an independent director. At present, the Chairman of the Board position is separate from the Chief Executive Officer position.

This structure provides independent oversight of management while permitting our Chief Executive Officer, Michael Hilton, to focus his time and energy on setting the strategic direction for the Company, overseeing daily operations, engaging with external constituents, developing and mentoring our future leaders, and promoting employee engagement at all levels of the organization. Our independent Chairman, Joseph Keithley, leads the Board in the performance of its duties by establishing agendas and ensuring appropriate meeting content (in collaboration with Mr. Hilton), presiding during regularly held executive sessions with our independent directors, actively engaging with all independent directors and Mr. Hilton between Board meetings and providing overall guidance to Mr. Hilton as to the Board’s views and perspectives, particularly on the strategic direction of the Company.

Executive Sessions

Pursuant to our Governance Guidelines, independent directors meet in regularly scheduled executive sessions without management. The Chairman (or, when our Chairman is not an independent director, the Presiding Director) chairs all regularly scheduled executive sessions of the Board, and also has authority to convene meetings of the independent directors at any time with appropriate notice. Chairman Keithley presided at executive sessions of our independent directors at every regularly scheduled Board meeting in 2013.

Oversight of Risk Management

The Board as a whole exercises its oversight responsibilities with respect to material risks we face in a global market, including operational, financial, strategic, competitive, reputational, legal and regulatory risks. The Board has delegated responsibility for the oversight of specific risks to Board committees. With the oversight of our Board, our officers are responsible for the day-to-day management of the material risks we face. In its oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. The involvement of the Board in setting our business strategy at least annually is a key part of its oversight of risk management, its assessment of management’s appetite for risk and its determination of what constitutes an appropriate level of risk for Nordson Corporation. The Board regularly receives updates from management and outside advisors regarding this oversight responsibility.

In addition, our Board committees each oversee certain aspects of risk management. For example, our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, and internal investigations. Our Compensation Committee oversees risks related to the executive officer compensation program such as incentive-driven compensation plans. Our Governance and Nominating Committee oversees governance related risks, such as Board independence and director succession planning.

Senior management attends Board and Board committee meetings at the invitation of the Board or its committees and is available to address any questions or concerns raised by the Board on risk management and any other matters. Annually, the Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the Company.

Both the Audit Committee and the Compensation Committee of the Board also rely on the advice and counsel of our independent auditors and compensation consultant, respectively, to raise awareness of any risk issues that may arise during their regular reviews of our financial statements, audit work and executive compensation policies and practices, as applicable. The Board is kept abreast of its Committees’ risk oversight and other activities via reports of the Committee Chairpersons to the full Board.

Attendance at the Annual Meeting of Shareholders

Directors are expected to attend the Annual Meeting and all Board meetings and meetings of committees on which a director serves. During the last fiscal year, each incumbent director attended at least seventy-five percent of the meetings of the Board and of the committees on which he or she served. All incumbent directors attended the 2013 Annual Meeting.

Review of Transactions with Related Persons

The Board has adopted a written policy regarding the review and approval of transactions, involving certain persons that are required to be disclosed in proxy statements, which are commonly referred to as “related person transactions.” Related persons include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals. Under the written policy, Nordson’s Audit Committee is responsible for reviewing and approving any related person transactions and will consider factors it deems appropriate. To the extent any member of the Audit Committee is involved in any transaction review, such member recuses themselves.

We have a monitoring and reporting program with respect to transactions with products supplied by a company which may employ a director to ensure the avoidance of any conflicts of interest resulting from our relationship. This program includes all such transactions collectively over $120,000 in one annual period. Under the program we reviewed transactions with three companies that employ three of our directors. The review determined that the related persons transactions were neither material nor significant to either Nordson or the respective director’s company. All such transactions were conducted at arms-length. Information on the related persons transaction review is set forth under the caption “Director Independence” above.

Self-Assessments

On a regular basis, the Board conducts a self-assessment to determine, among other matters, whether the Board and the committees are functioning effectively. The independent directors also undertake a peer assessment of other independent directors as part of this self-assessment process. The Audit,

Compensation, and Governance and Nominating Committees are also required to each conduct a self-assessment. The Governance and Nominating Committee is responsible for overseeing this self-assessment process.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors.    In fiscal year 2013, our Board of Directors met four times in regular session and held two special meetings. An executive session of independent directors occurred at each regular meeting.

The Board has three committees which meet on a regular basis: an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. The table below provides current committee memberships and fiscal year 2013 committee meeting information:

Director		Audit	Compensation	Governance & Nominating
Lee C. Banks			Ö
Randolph W. Carson		Ö		Ö
Arthur L. George, Jr.		Ö
Frank M. Jaehnert	F	Ö
Joseph P. Keithley			Ö	Ö
Michael J. Merriman, Jr.	F	Chairperson
Mary G. Puma			Chairperson	Ö
Victor L. Richey, Jr.			Ö	Chairperson
Total meetings in fiscal year 2013		9	5	3

F	Financial Expert

Audit Committee.    The Audit Committee conducted nine meetings in fiscal year 2013. All members of the Audit Committee meet the NASDAQ independence standards and the SEC’s heightened audit committee independence standards. The Board has designated Messrs. Jaehnert and Merriman as “audit committee financial experts” pursuant to the SEC’s final rules implementing Section 407 of the Sarbanes-Oxley Act. Shareholders should understand that the designation of each of Messrs. Jaehnert and Merriman as an “audit committee financial expert” is an SEC disclosure requirement and that it does not impose upon them any duties, obligations or liabilities that are greater than those imposed on them as members of the Audit Committee and the Board in the absence of such designation. The Audit Committee is responsible for:

•

reviewing the proposed audit programs (including both independent and internal audits) for each fiscal year, the results of these audits, and the adequacy of our systems of internal accounting control;

•	appointing, compensating and overseeing the independent auditors for each fiscal year;

•	approving all permissible audit and non-audit services to be performed by the independent auditors;

•	establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters;

•	approving all related-persons transactions; and

•	overseeing the adequacy of financial statements pertaining to our benefit plans, including reserves, statement of funding obligations and underlying economic assumptions.

A more detailed discussion of the purposes, duties, and responsibilities of the Audit Committee is found in the Committee’s charter which is available at: www.nordson.com/governance. The Committee has discussed with Ernst & Young its independence from management and the Company, including compatibility of non-audit services with the auditors’ independence. The Audit Committee Report to the Board is at Appendix A of this Proxy Statement.

Compensation Committee.    The Compensation Committee is currently comprised of four non-employee directors, each of whom the Board has determined to be “independent” as defined by the NASDAQ listing standards applicable to compensation committee members. The Compensation Committee met five times in fiscal year 2013. The Compensation Committee is responsible for (i) setting and approving compensation for our executive officers; (ii) for administering the incentive and equity participation plans under which we pay variable compensation to our executive officers; and (iii) providing oversight to executive talent and management succession planning, other than chief executive officer succession which is a responsibility of the entire Board. A more detailed discussion of the purposes, duties, and responsibilities of the Committee is found in the Committee’s charter which is available at: www.nordson.com/governance.

The Compensation Committee takes significant steps to ensure that we maintain strong links between executive compensation and performance of our business. Examples of these steps are:

•	holding executive sessions (without management present) at every regularly scheduled Committee meeting;

•	engaging an independent compensation consultant to advise on executive compensation issues, including peer benchmarking data;

•	aligning compensation structures based on examination of peer group compensation structures and levels and peer group financial performance; and

•

strengthening the link between executive officer compensation and shareholder value by basing incentive/variable pay on the achievement of financial measures and additional business objectives and modifying the mix of compensation elements to increase the allocation of compensation linked to corporate performance.

Each fiscal year the Committee:

•	sets base salary;

•	sets measures for the annual cash incentive and long-term incentive plans; and

•	verifies performance against those measures prior to any incentive payouts.

The Committee also has the authority to engage outside executive compensation consultants, to determine the independence of the consultant and scope of the consultant’s services, and to terminate the consultant’s engagement. The compensation consultant reports directly to the Chairperson of the Committee and provides the Committee with information and analysis related to executive compensation. A discussion of the engagement of our independent compensation consultant for fiscal year 2013 is found in Part II of the Compensation Discussion & Analysis under the caption, “Role of the Executive Compensation Consultant and Executive Management.”

Governance and Nominating Committee.    The Governance and Nominating Committee met three times during fiscal year 2013. All members of the Governance and Nominating Committee meet the NASDAQ independence standards. The purposes of the Governance and Nominating Committee are to:

•	assist the Board by identifying individuals qualified to serve as directors, and to recommend to the Board the director nominees for each annual meeting of shareholders;

•	review and recommend to the Board qualifications for committee membership and committee structure and operations;

•	recommend to the Board directors to serve on each committee and a chairperson for such committee;

•	develop and recommend to the Board a set of corporate governance policies and procedures; and

•	develop, administer and oversee the self-assessment process for the Board and its Committees.

The Governance and Nominating Committee assesses the qualifications of the candidates nominated to be a director according to criteria set out in Nordson Corporation’s Governance Guidelines. A more detailed discussion of the purposes, duties, and responsibilities of the Committee is found in the Committee’s charter which is available at: www.nordson.com/governance.

For information on the process for shareholders to nominate a director candidate to the Committee, see “Questions and Answers About the Annual Meeting and these Proxy Materials: How do I submit director nominations or shareholder proposals for the 2015 Annual Meeting – Proposals and Director Nominations Submitted Pursuant to our Regulations.”

Executive Committee.    The Executive Committee exercises the authority of the Board on such matters as are delegated to it by the Board from time to time and exercises the powers of the Board between meetings of the Board. The Executive Committee meets on a periodic basis, as needed, and met two times in fiscal year 2013.

Director Compensation

We structure director compensation to attract and retain qualified non-employee directors and to further align the interests of our directors with the interests of our long-term shareholders by linking a substantial portion of their compensation to the performance of our common shares. Following is a description of our compensation program for non-employee directors for fiscal year 2013. Directors who are also our employees do not receive compensation for their services as directors.

Determining Director Compensation.    The Governance and Nominating Committee reviews, with the assistance of the Compensation Committee’s executive compensation consultant, the compensation of our directors and makes recommendations to the Board regarding these matters. The Committee typically conducts its review and makes its recommendations prior to the commencement of the upcoming fiscal year.

In benchmarking director pay, we use the same compensation peer group that is used to benchmark compensation for our named executive officers as described in the Compensation Discussion and Analysis section of this Proxy Statement.

The components and respective amounts of director compensation for fiscal year 2013 were:

Type	Annual Amount ($)
• Annual Cash Retainer	60,000
• Chairman of the Board’s Cash Retainer	50,000
• Committee Chair Cash Retainer:
¡ Audit Committee Chair	12,000
¡ Compensation Committee Chair	10,000
¡ Governance & Nominating Committee Chair	5,000
• Equity Grant (Restricted Shares)	110,000(1)

(1)	The actual number of shares granted is determined by the share price on date of grant.

Cash Retainers.    The cash retainers are paid in equal quarterly installments. For directors who are elected by the Board or shareholders during the fiscal year, the annual retainer is prorated based on the number of months remaining in the fiscal year.

Equity Grant.    Restricted shares are granted at the beginning of a fiscal year. If a director retires from the Board prior to the one year anniversary of the grant, shares are forfeited on a pro-rata basis, based on the number of months served prior to retirement. If a director is elected by the Board or shareholders after the commencement of a fiscal year, the restricted share grant is prorated based on the number of months remaining in the fiscal year. The grant vests in one year but carries a two-year restriction on transfer.

Deferred Compensation Program.    Under the directors deferred compensation plan, non-employee directors may defer all or a portion of their annual cash retainer into a non-qualified, unfunded deferred compensation account in the form of deferred cash or share equivalent units. Amounts deferred (i) as cash will earn a return equivalent to the return on an investment in an interest-bearing account, earning interest based on the 10-year Treasury bill constant maturity rate, or (ii) as share equivalent units will earn a return based on our common share price and accruing dividend equivalents. We do not pay above market or preferential interest rates under this deferred compensation plan.

Directors may also elect to defer the receipt of restricted shares prior to the grant date. If receipt is deferred, directors will receive restricted share units in lieu of restricted shares. The restricted share units convert to share equivalent units upon lapse of the two year restriction period. The amounts deferred, dividend equivalents and any appreciation or accrued interest are paid in cash (if annual retainer was deferred in the deferred cash account) or in our common shares, as applicable, upon a director’s retirement from the Board in predetermined quarterly installments over a four year period.

Share Ownership Guidelines.    The Board believes that our non-employee directors should have a meaningful ownership interest in the Company and has implemented share ownership guidelines for our non-employee directors. The ownership guidelines require non-employee directors to own a minimum of five times their annual cash retainer in common shares (shares held in the form of stock equivalent units or restricted share units qualify as shares owned under the guidelines). Newly elected directors have five years within which to achieve the share ownership requirement.

Charitable Gifts Matching Program.    Current and retired non-employee directors may participate in our employee matching gift program that is available to all current and retired employees. Messrs. Banks, George, Keithley, Richey and Robinson and Ms. Puma participated in this program in fiscal year 2013. We made matching contributions totaling $44,500 for our directors who served in fiscal year 2013.

Indemnity Agreements.    We have indemnification agreements for directors in order to attract and retain highly qualified candidates to serve as our directors. The indemnification agreements are intended to secure the protection for our directors contemplated by our Regulations and to the full extent permitted by Ohio law.

Director Compensation Table for Fiscal Year 2013

The following table sets forth the total compensation paid to each non-employee director for services provided as a director for fiscal year 2013.

Name (1)	Fees Earned or Paid in Cash (2) (3) $	Stock Awards (4) $	All Other Compensation (5) $	Total $
Lee C. Banks	60,000	110,000	8,560	178,560
Randolph W. Carson	60,000	110,000	7,023	177,023
Arthur L. George, Jr.	60,000	110,000	6,009	176,009
Frank M. Jaehnert	60,000	110,000	1,621	171,621
Joseph P. Keithley	110,000	110,000	35,376	255,376
Michael J. Merriman, Jr.	72,000	110,000	21,438	203,438
Mary G. Puma	70,000	110,000	14,027	194,027
Victor L. Richey, Jr.	63,333	110,000	12,756	186,089
William L. Robinson	31,667	110,000	31,333	173,000

(1)	Mr. Hilton, our President and Chief Executive Officer, is not included in this table because he is the chief executive officer of the Company and received no additional compensation in his capacity as a director.

(2)	Mr. Robinson’s fees represent a pro-rata portion of the annual cash retainer for fiscal year 2013 that he earned prior to his retirement.

(3)	The following table represents the fiscal year 2013 annual cash retainer deferred by each director under the Directors Deferred Compensation Plan:

Director	Amount of Cash Retainer Deferred to Share Equivalent Unit Account ($)
Lee C. Banks	—
Randolph W. Carson	—
Arthur L. George, Jr.	—
David W. Ignat	—
Frank M. Jaehnert	45,000
Joseph P. Keithley	—
Michael J. Merriman, Jr.	—
Mary G. Puma	—
Victor L. Richey, Jr.	—
William L. Robinson	15,834

(4)	This column represents the grant date fair value of the restricted share award as calculated under FASB ASC Topic 718. The number of restricted shares was determined by dividing $110,000 by the closing share price of our common shares on November 28, 2012 — $61.59. Fractional shares are rounded up to the nearest whole share. Messrs. Keithley, Merriman, Richey, and Robinson elected to defer receipt of the restricted shares and receive instead restricted share units. Upon his retirement, Mr. Robinson forfeited 745 restricted share units.

Director	Restricted Shares (#)	Restricted Share Units (#)
Lee C. Banks	1,787	—
Randolph W. Carson	1,787	—
Arthur L. George, Jr.	1,787	—
Frank M. Jaehnert	1,787	—
Joseph P. Keithley	—	1,787
Michael J. Merriman, Jr.	—	1,787
Mary G. Puma	1,787	—
Victor L. Richey, Jr.	—	1,787
William L. Robinson	—	1,042

(5)	This column includes the value of dividends on restricted shares, restricted share units, and share equivalent units, interest on deferred cash accounts, premiums for life and business travel accident insurance for each director and matching gifts for fiscal year 2013.

PROPOSAL 2: RATIFY THE APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending October 31, 2014

Ernst & Young LLP (“Ernst & Young”) served as our independent registered public accounting firm for the fiscal year ended October 31, 2013. The Audit Committee has appointed Ernst & Young to serve as our auditors for the fiscal year ending October 31, 2014. Although shareholder ratification of the appointment of Ernst & Young is not required, the Board believes that submitting the appointment to our shareholders for ratification is a matter of good corporate governance. If our shareholders do not ratify the appointment of Ernst & Young, the Audit Committee will reconsider the appointment.

As provided in the Audit Committee’s charter, the Audit Committee is responsible for directly appointing, retaining, terminating and overseeing our independent registered public accounting firm. Our Audit Committee continuously evaluates the independence and effectiveness of Ernst & Young and its personnel, and the cost and quality of its audit and audit-related services.

Pre-Approval of Audit and Non-Audit Services

At the start of each fiscal year, our Audit Committee pre-approves the audit services and audit-related services, if any, together with specific details regarding such services anticipated being required for such fiscal year including, as available, estimated fees. The Audit Committee reviews the services provided to date and actual fees against the estimates and such fee amounts may be updated for presentation at the regularly scheduled meetings of the Audit Committee. Additional pre-approval is required before actual fees for any service can exceed the originally pre-approved amount. The Audit Committee may also revise the list of pre-approved services and related fees from time to time. All of the services described below under the captions “Audit Fees” and “Audit-Related Fees” with respect to fiscal years 2012 and 2013 were approved in accordance with this policy.

If we seek to engage our independent registered public accounting firm for other services that are not considered subject to general approval as described above, then the Audit Committee must approve such specific engagement as well as the estimated fees. Such engagement will be presented to the Audit Committee for approval at its next regularly scheduled meeting. If the timing of the project requires an expedited decision, then we may ask the chairperson of the Audit Committee to approve such engagement. Any such approval by the chairperson is then reported to the full Audit Committee for ratification at the next Audit Committee meeting. In any event, approval of any engagement by the Audit Committee or the chairperson of the Audit Committee is required before our independent registered public accounting firm may commence any engagement. Additional approval is required before any fees can exceed approved fees for any such specifically-approved services.

Fees Paid to Ernst & Young

The following table shows the fees we paid or accrued for audit and other services provided by Ernst & Young for the fiscal years ended October 31, 2013 and October 31, 2012:

	Fiscal Year 2013	Fiscal Year 2012
Audit Fees (1)	$1,440,833	$1,384,266
Audit-Related Fees (2)	$87,500	$263,000

(1)	Audit services of Ernst & Young consisted of the audit of our annual consolidated financial statements, the quarterly review of interim financial statements, the audit of internal controls over financial reporting, and statutory audits required internationally.

(2)	Audit-Related Fees generally include fees for employee benefit plans, business acquisitions, accounting consultations and services related to SEC registration statements.

RECOMMENDATION REGARDING PROPOSAL 2:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” RATIFICATION OF THE

AUDIT COMMITTEE’S APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

OCTOBER 31, 2014.

SECURITY OWNERSHIP OF NORDSON COMMON SHARES BY DIRECTORS, EXECUTIVE OFFICERS AND LARGE BENEFICIAL OWNERS

The following table shows the number of Nordson common shares beneficially owned as of the record date by (1) each person who was a director as of October 31, 2013; (2) each executive officer named in this Proxy Statement and (3) by all executive officers and directors as a group. No executive officer or director owns more than 0.37% of outstanding Nordson common shares. All executive officers and directors as a group own approximately 1.7% of outstanding Nordson common shares. There were 64,300,002 shares outstanding as of the record date.

This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act for purposes of this Proxy Statement and is not necessarily to be construed as beneficial ownership for other purposes.

Name of Beneficial Owner	Total	Percent	Direct Ownership (1)	Employee Plan (2)	Right to Acquire (3)	Restricted Share Units and Share Equivalent Units (4)
Lee C. Banks	9,144	*	7,612	—	—	1,532
Randolph W. Carson	19,793	*	8,951	—	—	10,842
Arthur L. George, Jr.	6,068	*	4,536	—	—	1,532
Frank M. Jaehnert	6,101	*	3,086	—	—	3,015
Joseph P. Keithley	41,657	*	1,518	—	—	40,139
Michael J. Merriman, Jr.	16,147	*	2,701	—	—	13,446
Mary G. Puma	35,926	*	22,052	—	10,000	3,874
Victor L. Richey, Jr.	8,347	*	924	—	—	7,423
Michael F. Hilton	238,881	*	30,933	—	163,663	44,285
John J. Keane	151,986	*	29,817	851	110,075	11,243
Peter G. Lambert	71,458	*	22,487	1,346	47,625	—
Gregory P. Merk	117,589	*	27,295	44	90,250	—
Gregory A. Thaxton	95,523	*	9,798	9,798	54,950	25,194
All Executive Officers and Directors as a Group (17 people)	1,104,889	1.7%	226,215	17,850	641,933	218,891
*	Less than 1%

(1)	Except as otherwise stated, beneficial ownership of the shares held by each of the directors and executive officers consists of sole voting power and/or sole investment power, or of voting power and investment power that is shared with the spouse of the director or executive officer.

(2)	This column shows indirect shares held in our Employee Stock Ownership Plan and 401(k) Plan, for which the individuals indicated have sole voting power and limited investment power.

(3)	This column shows shares covered by stock options that currently are exercisable or will be exercisable by February 25, 2014 and share payouts under the Long-Term Incentive Plan which were settled after the record date but before February 25, 2014.

(4)	This column shows the direct share ownership held by directors and executive officers under various deferred compensation plans described in this Proxy Statement.

Five Percent Beneficial Owners

The following table lists each person we know to be an owner of more than 5% of our common shares as of the record date.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent
Columbia Wanger Asset Management, LLC (1)	5,229,500	8.1%
227 West Monroe Street — Suite 3000 Chicago, IL 60606-5055
Jane B. Nord (2)	3,948,809	6.1%
P.O. Box 457, Oberlin, OH 44074
BlackRock, Inc. (3)	3,402,263	5.3%
40 East 52nd Street, New York, NY 10022
Neuberger Berman Group LLC (4)	3,429,812	5.3%
605 Third Avenue, New York, NY 10158

(1)	In its most recent Schedule 13G/A filed February 14, 2013 with the SEC, Columbia Wanger Asset Management, LLC stated that it is a registered investment advisor, reported beneficial ownership of 5,229,500 shares and stated that it has sole voting power over 4,762,500 of the reported shares and sole investment power over all of the reported shares.

(2)	In her most recent Schedule 13G/A filed February 1, 2013 with the SEC, Jane B. Nord, an individual, reported beneficial ownership of 3,619,687 shares and stated that she has sole voting power and sole investment power over 2,057,151 of the reported shares. According to information provided by Ms. Nord, the amount of shares beneficially owned as of the record date is 3,948,809, which includes (a) 2,386,273 shares held by Ms. Nord as trustee and sole beneficiary of the Jane B. Nord Trust, and (b) 1,562,536 shares held jointly by Ms. Nord and Jennifer Savage as co-trustees of the Eric T. Nord Main Trust dated 04/1/03, for which Ms. Nord has shared voting and investment power.

(3)	In its most recent Schedule 13G/A filed January 30, 2013 with the SEC, BlackRock, Inc. stated that it is a parent holding company or control person, reported beneficial ownership of 3,402,263 shares and stated that it has sole voting power over all of the reported shares and sole investment power over all of the reported shares.

(4)	In the most recent Schedule 13G/A filed on February 14, 2013 with the SEC, Neuberger Berman Group LLC and Neuberger Berman LLC reported beneficial ownership of 3,429,812 shares and stated that the entities have shared voting power over 3,352,900 of the reported shares and shared investment power over all of the reported shares. The filing stated that Neuberger Berman Management LLC has shared voting and shared investment power over 2,991,952 of the reported shares and Neuberger Berman Equity Funds has shared voting and shared investment power over 2,626,508 of the reported shares. According to the Schedule 13G/A, Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and certain affiliated persons own directly no shares. As investment advisers, certain affiliated persons that are controlled by Neuberger Berman Group LLC have investment and voting powers with respect to the shares held.

According to the Schedule 13G/A, Neuberger Berman Group LLC, through its direct and indirect subsidiary Neuberger Berman Holdings LLC, controls Neuberger Berman LLC and certain affiliated persons. Each of Neuberger Berman Group LLC, Neuberger Berman LLC, Neuberger Berman Management LLC and certain affiliated persons disclaim beneficial ownership of the reported shares.

We are party to an agreement that, with some exceptions, gives us a right of first refusal with respect to proposed sales of our common shares by certain members of the Nord family and The Nord Family Foundation.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of our common shares to file reports of ownership and changes in ownership of our common shares held by them with the SEC. Copies of these reports must also be provided to us.

Based on our review of these reports, we believe that, during the fiscal year ended October 31, 2013, all reports were filed on a timely basis by reporting persons.

PROPOSAL 3 — ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At our 2013 Annual Meeting, we asked our shareholders to approve, on an advisory basis, compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Our shareholders overwhelmingly approved the compensation of our named executive officers, with approximately 97% of shareholder votes cast in favor of our proposal. We value this positive endorsement by our shareholders of our executive compensation policies and believe that the outcome signals our shareholders’ support of our executive compensation program. As a result, our Compensation Committee decided to retain our general approach to named executive officer compensation, with an emphasis on short and long-term incentive compensation that rewards our most senior executives when they deliver value for our long-term shareholders.

With respect to the advisory shareholder vote on how frequently we should seek an advisory vote on compensation paid to our named executive officers, our Board recommended, and shareholders expressed support for, an annual frequency. Therefore, consistent with this vote, we are conducting an annual, non-binding advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement as required by Section 14A of the Exchange Act.

Our executive compensation program is designed to attract, motivate, and retain executive talent. Under this program our executive officers, including the named executive officers, are rewarded for increasing shareholder value and for the achievement of specific short-term, long-term and strategic goals. We invite you to read the “Compensation Discussion and Analysis” in this Proxy Statement for additional details about our executive compensation program, including information about the compensation of our named executive officers for fiscal year 2013.

Nordson’s consistent long-term shareholder value creation is attributed to a rigorously-applied management process implemented over the years by successive teams of talented and committed executives. Our executive compensation program underpins and reinforces this process and the performance it generates. We believe the program strikes the appropriate balance between utilizing responsible, measured pay practices and effectively incentivizing our executives to dedicate themselves fully to creating value for our shareholders.

In support of this belief and reflective of the Compensation Committee’s diligent oversight of the executive compensation program, the Compensation Committee urges you to consider the following factors:

•	We provide a significant portion of total direct compensation in the form of performance-based incentives, including performance shares.

•

We establish total direct compensation such that, when our fundamental financial performance is at target levels, total direct compensation (base salary, annual cash incentives, and long-term incentives) paid to our named executive officers approximates the median total target direct compensation for executives in comparable positions at companies in our peer group.

•

Annual and long-term incentive compensation is earned based primarily upon consistent and transparent performance metrics derived directly from our publicly filed financial statements prepared in accordance with generally accepted accounting principles. The Compensation Committee confirms performance based upon pre-established and measurable metrics before any incentive plan payouts are made.

•	Our Long-Term Incentive Plan, with share-based payouts at the end of a three-year performance period, rewards sustainable growth and profitability.

•

Payouts made under our Annual Cash Incentive Plan and the Long-Term Incentive Plan are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code and be deductible for tax purposes.

•	Our shareholder-approved incentive compensation plans limit the payouts that can be made to our named executive officers.

•	The Compensation Committee is advised by an independent compensation consulting firm.

•

Equity grants are made on a consistent schedule and are not made in anticipation of significant developments that may impact the price of our common shares. Similarly, we do not time the release of material, non-public information based on equity grant dates.

•

We evaluate share utilization by reviewing ongoing grants, forfeitures, overhang levels (dilutive impact of equity compensation on our shareholders), and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

•	We provide only modest perquisites that benefit the Company’s business.

•	We do not pay above-market or preferential earnings on non-qualified deferred compensation.

•	We prohibit repricing of underwater stock options and other awards without shareholder approval.

•

We have share ownership guidelines that require our Chief Executive Officer to own Nordson common shares equal to 5 times annual base salary and our other executive officers to own Nordson common shares equal to 2-3 times annual base salary.

•	We have an incentive compensation forfeiture (“clawback”) policy that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act.

•

We prohibit directors and executive officers from pledging Nordson common shares as collateral. Also prohibited is trading in derivative securities of Nordson’s common shares, engaging in short sales of Nordson securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of any Nordson securities.

•	We engage in an ongoing, rigorous review of executive talent and succession plans for key corporate roles.

We are asking our shareholders to indicate their support for compensation paid to our named executive officers as described in this Proxy Statement by voting “FOR” the following resolution at the 2014 Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on a non-binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the executive compensation tables, and the related narrative.”

While the vote on compensation is non-binding, our Board and our Compensation Committee strongly value the opinions of our shareholders. The Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of the compensation paid to our named executive officers.

RECOMMENDATION REGARDING PROPOSAL 3:

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” THE APPROVAL (ON AN ADVISORY, NON-BINDING BASIS)

OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

All references in this section to years are references to fiscal years unless otherwise noted. Our fiscal year ends October 31.

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our “named executive officers” for 2013, who were:

Name	Title
Michael F. Hilton	President and Chief Executive Officer
Gregory A. Thaxton	Senior Vice President, Chief Financial Officer
John J. Keane	Senior Vice President
Peter G. Lambert	Senior Vice President
Gregory P. Merk[1]	Senior Vice President

[1]	Mr. Merk was promoted to Senior Vice President effective May 1, 2013.

This Compensation Discussion and Analysis is presented in four parts:

Part I:    Executive Summary and 2013 Highlights.    In this section we discuss our pay-for-performance philosophy and highlight practices that support this philosophy. We also provide an overview of the components of the executive compensation program and highlight our financial and operating performance that supported compensation awarded to our named executive officers for 2013.

Part II:    Objectives and Components of Our Executive Compensation Program; Analysis of Compensation Decisions for 2013.    In this section we explain the objectives of our compensation program, discuss our compensation process and procedures, and provide details of the components and elements of the compensation we provide to our named executive officers. We also discuss and analyze actions taken with respect to compensation paid to our named executive officers for 2013.

Part III:    Compensation Committee Actions Related to 2014 Executive Compensation.    In this section we discuss briefly actions taken with respect to compensation of our named executive officers for 2014.

Part IV:    Policies Related to Executive Compensation.    In this section we review the policies we have adopted that relate to our executive compensation program – equity grant practices (including our newly enhanced and expanded clawback policy and the prohibition against pledging shares or engaging in the hedging of Nordson common shares), shareholder ownership guidelines for executive officers and tax and accounting considerations.

We use the terms “the Committee,” “we,” “us,” and “our” interchangeably in reference to the Compensation Committee, or in the proper context, Nordson Corporation, in this Compensation Discussion and Analysis.

This Compensation Discussion and Analysis discloses future company performance measures and goals. You should read and understand these measures and goals only as they relate to our executive compensation program. We are not providing these measures and goals as guidance or as statements of management’s expectations or estimates of our current or future results. We refer you to our Annual Report on Form 10-K for the year ended October 31, 2013 for additional information regarding 2013 financial results discussed in this Compensation Discussion and Analysis.

PART I: EXECUTIVE SUMMARY AND 2013 HIGHLIGHTS

Our executive compensation program reflects a balanced approach to incentivizing and rewarding performance by combining a competitive market-driven base salary with annual and long-term incentive and equity compensation. We have designed our executive compensation program to reward performance that creates long-term shareholder value – performance that results in sustainable growth, superior returns through disciplined capital investment, sustainable cost reduction, and consistent operational excellence while taking an appropriate level of risk. Our approach is further explained in the “Risks Related to Executive Compensation Policies and Practices” section following this CD&A. We use performance goals which are marked to pre-established specific growth measures each year; a long-term orientation of the compensation mix; a substantial linkage of executive officer compensation to long-term share performance; total direct compensation opportunities targeted at the median of our peer group, with performance driving actual pay delivered; and consistency in administration of our executive officer compensation plans.

2013 Highlights

Operating and Corporate Financial Performance

Fiscal year 2013 was a year of solid financial results in the face of a lackluster global economic recovery. Despite these negative external factors, we delivered a total shareholder return of 23% in 2013. Our ability to execute on all facets of the 2013 operating plan is reflected in the following benchmarks being achieved:

•	Sales grew to a record $1.54 billion, an increase of 9.5% from a year ago;

•	Gross margin was 56%, a continued strong level;

•	Operating profit was $324 million and operating margin was very solid at 21%;

•	Net income was $222 million, and EPS was $3.42 per share;

•	We generated free cash flow before dividends of $225 million (1);

•	We increased our quarterly dividend by 20%, marking the 50th consecutive year we have increased our dividend; and

•

Over the past three years we have purchased 7.8% of Nordson’s outstanding shares at an average price of $47.16 per share, a discount of approximately 34.6% compared to the 2013 year-end closing price of $72.09 per share.

(1)	“Free cash flow” is determined from our consolidated statement of cash flows and represents $268 million of net cash provided by operating activities minus $47 million of additions to property, plant, and equipment plus $4 million of proceeds from the sale of property, plant, and equipment.

In addition, our shareholders approved the 2012 Stock Incentive and Award Plan (“2012 Plan”). The 2012 Plan contains a number of features that are designed to further our pay-for-performance philosophy, protect the interests of the Company and its shareholders, and conform to best practices. For example, the 2012 Plan:

•	Eliminates the “evergreen” provision under our prior equity plan, thus eliminating the automatic annual increase in the number of shares available for stock awards.

•

Requires minimum vesting periods for “full value” awards (e.g., restricted shares, restricted share units and other share-based awards), with time-based awards generally subject to a minimum vesting period of three years and performance based awards generally subject to a minimum performance period of one year.

•	Prohibits the repricing of stock options or stock appreciation rights without shareholder approval, except for adjustments made in connection with certain corporate transactions.

•	Provides that dividends and dividend equivalents on performance-based awards will be paid only on a deferred and contingent basis, subject to achievement of the applicable performance goals.

•	Requires that stock options granted under the 2012 Plan have an exercise price at least equal to the fair market value of the underlying shares on the date of grant.

•

Authorizes the Compensation Committee to grant awards that are intended to qualify for the performance-based compensation exemption from the limitation on corporate tax deductions under Section 162(m) of the Internal Revenue Code.

The 2014 annual cash incentive and long-term incentive awards (stock options, restricted shares and performance share units) were granted under the 2012 Plan.

How Incentive Compensation Paid Out was Tied to the Company’s Performance in 2013

Our 2013 results provided us with an opportunity to further establish that our pay-for-performance philosophy works as intended, with incentive pay being driven by performance in the following ways:

•

2013 Annual Cash Incentive Payout.    The annual incentive payout for each of our named executive officers ranged from 69% - 100% of target, with below target payouts driven by specific business unit performance results. From a corporate perspective, we exceeded the maximum level of performance for the return on capital measure but did not reach threshold performance for consideration of a payout under the earnings per share measure.

•

2011-2013 Long-Term Performance Incentive Payout.    For our long-term incentive plan for the 2011-2013 performance period, we exceeded the maximum level of performance for each financial measure – cumulative revenue and cumulative earnings per share – resulting in a payout of 200% of target.

The following tables illustrate the specific financial measures that drove the corporate performance factors of and payouts under the annual cash incentive plan (diluted earnings per share and return on capital) and long-term incentive plan – cumulative diluted earnings per share and cumulative revenue growth for the last three fiscal years:

Annual Incentive Plan	2011	2012	2013
Diluted Earnings Per Share	$3.25	$3.45	$3.42
Return on Capital	34.6%	22.8%	17.6%

Long-Term Incentive Plan	2009-2011	2010-2012	2011-2013
Cumulative Diluted Earnings Per Share(1)	$6.71	$9.00	$10.12
Cumulative Revenue (000’s)	$3,093,875	$3,684,288	$4,185,658

(1)

For cumulative diluted earnings per share, we excluded the $3.54 per share charge recognized in 2009 for impairment of goodwill and other long-lived assets and also the $0.16 per share tax benefit associated with the write-off of our tax basis in the UV graphic arts product line sold in 2010.

In addition to this financial performance, the graph below compares Nordson’s total shareholder return for the five year period ending October 31, 2013 with that of the S&P 500 Index, the S&P MidCap 400 Index, S&P 500 Industrial Machinery Index and the S&P MidCap 400 Industrial Machinery Index, and the median return of our peer group companies (assuming the reinvestment of all dividends):

Company/Market/Peer Group	2008	2009	2010	2011	2012	2013
Nordson Corporation	$100.00	$149.23	$226.27	$274.10	$356.22	$439.17
S&P 500 Index	$100.00	$109.80	$127.94	$138.29	$159.32	$204.36
S&P MidCap 400	$100.00	$118.18	$150.84	$163.74	$183.56	$247.03
S&P 500 Ind. Machinery	$100.00	$133.81	$171.21	$177.14	$211.99	$303.42
S&P MidCap 400 Ind. Machinery	$100.00	$123.56	$160.59	$182.65	$199.48	$275.62
Peer Group	$100.00	$106.92	$141.59	$158.97	$178.67	$241.77

Source: Zack’s Investment Research

*	We define Total Shareholder Return as: share price end of period minus share price start of period plus dividends paid divided by share price start of period.

Since we place significant emphasis on long-term growth in our share price, we believe the information provided in the graph and table above to be important in understanding our compensation philosophy and its role in the achievement of our long-term objectives.

Mr. Hilton’s Compensation.    The compensation paid to our chief executive officer, Mr. Hilton, is consistent with the executive compensation philosophy and program described in this CD&A that applies to all of our named executive officers. Mr. Hilton’s target total direct compensation is designed to be competitive with the target total direct compensation of other chief executive officers in the peer group and his annual and long-term incentive awards are aligned with Company performance on the earnings per share, return on capital and revenue growth measures reflected in the above tables.

At the beginning of 2013, the Compensation Committee, with input from its independent compensation consultant, established all the elements of Mr. Hilton’s 2013 target total direct compensation, including base salary, annual cash incentive and long-term incentive award opportunities and set the performance measures and related performance goals, i.e., earnings per share growth and return on capital for the annual plan and three-year cumulative revenue and cumulative earnings per share for the long-term plan. The Compensation Committee took into account a number of factors in establishing Mr. Hilton’s compensation for the annual and long-term incentives:

•	Mr. Hilton’s pay relative to the chief executive officer median compensation of the peer group;

•

the relative internal compensation relationships between Mr. Hilton and our other named executive officers, as compared to the pay relationships in the compensation data supplied by the consultant; and

•	the Board’s assessment of Mr. Hilton’s individual performance and overall Company performance for 2012.

As a result of this review, the Compensation Committee increased Mr. Hilton’s base salary for 2013 by 6.9%.

Shortly after 2013 ended, the Board reviewed Mr. Hilton’s performance for the year. The same process was employed as in the previous year. In assessing Mr. Hilton’s performance, the Board considered:

•	Mr. Hilton’s day-to-day performance and leadership of his executive team in making significant progress toward key strategic initiatives;

•	the Company’s financial performance in an uncertain and low-growth global macroeconomic environment;

•	the substantial value the management team delivered to shareholders with a share price increase of 22% for 2013;

•

Mr. Hilton’s exceptional, consistent leadership for the Company’s long-term success, specifically outstanding progress toward strengthening the Company’s overall long-term growth profile through acquisitions, including the Kreyenborg Group’s polymer processing businesses; and

•	Mr. Hilton’s strong emphasis on global development of the Company’s leadership and management capabilities.

With this input from the Board and the considerations above, the Compensation Committee, without Mr. Hilton present during its deliberations, determined that Mr. Hilton would receive an increase of 3.2% in his annual base salary for 2014.

With respect to payouts under the annual cash incentive plan and long-term incentive plan, the Committee first certified the performance results for 2013 against the pre-established performance measures. For the annual incentive plan, the Committee confirmed a payout at the formulary target amount of 100% of base salary, reflecting earnings per share growth at less than threshold performance and return on capital exceeding the maximum performance measure. The payout for the 2013 annual cash incentive plan was 29% lower than Mr. Hilton received for 2012 on a percentage-of-target basis. For the long-term incentive, the Committee confirmed that performance for the 2011-2013 measurement period exceeded the maximum performance measure for both three-year cumulative revenue and three-year cumulative earnings per share, resulting in a payout at the formulary maximum amount of 200% of target.

In summary and in the Compensation Committee’s judgment, Mr. Hilton’s total compensation reflects the Company’s performance under his leadership as well as his individual performance, and his total target compensation is within a reasonable range of the median of chief executive officer compensation for the peer group. The combination of performance share awards, restricted shares awards, stock option awards and annual cash incentive awards represents approximately 80% of Mr. Hilton’s target total direct compensation.

Executive Summary of Nordson’s Executive Compensation Program

We believe that we provide a straightforward, uncomplicated compensation structure for our named executive officers that is competitive without being excessive; is effective in attracting, retaining and motivating high caliber individuals; and aligns our executive officers’ interests with those of our long-term shareholders.

Objectives of our Executive Compensation Program

There are three primary objectives of Nordson’s executive compensation program. The following table describes each objective and how it is achieved:

Compensation Program Objective	How Objective is Achieved
Create an ownership alignment with our long-term shareholders

• Long-term incentive awards are equity-based.

• Share ownership requirements are in place for executive officers.

• A substantial portion of executive officer compensation is equity-based and therefore the value is directly linked to share price appreciation.

Foster engagement of the executive officers to achieve the desired business results and shareholder value

• Incentive plan awards are based upon performance against long-standing and consistent pre-established financial measures as well as business segment performance.

• Earnings per share and return on capital measures and cumulative earnings per share and cumulative revenue measures are equally weighted in determining annual cash incentive plan and long-term incentive plan payouts, respectively.

Attract and retain talented executives to succeed in today’s competitive marketplace

• Total direct compensation opportunities are targeted at or near the median of the peer group that we compete with for talent.

• The three-year vesting period for equity awards (performance shares) enhances our retention incentives.

“Pay-for-Performance” — Structure, Key Financial Measures and Impact on Compensation Payouts

Our executive compensation program is structured to ensure that a significant portion of the compensation paid to our executive officers is dependent upon the performance of our business. This “pay-for-performance” structure drives the effort to achieve our short-and long-term objectives. The program is also structured to ensure that it is not overly weighted toward annual cash incentive compensation and does not otherwise have the potential to threaten long-term shareholder value by promoting unnecessary or excessive risk-taking by our executive officers. The “Allocation of Executive Compensation” section in Part II of this CD&A describes our policies and practices for allocating compensation of our executive officers among the various categories and elements of compensation.

As described in the following table, we provide the variable elements of our executive compensation program — annual cash incentive compensation, long-term equity incentive compensation and equity-based compensation — to primarily encourage and reward performance that implements and advances our strategies and goals relating to financial performance and profitable growth, the very essence of our “pay-for-performance” philosophy.

Element of Variable Compensation	Encourage Executive Officers to:	Applicable Key Financial Measures /Impact on 2013 Compensation
Annual Cash Incentive Award	Achieve or exceed short-term objectives to drive shareholder return and increased value of our assets

• Diluted earnings per share and return on capital — we did not meet the threshold target level of performance on the former and exceeded the maximum performance on the latter.

• Annual cash incentive payouts to the named executive officers were between 69% and 100% of target.

Long-Term Incentive Awards (performance share units)	Focus on our longer-term growth objectives

• Our cumulative revenue growth and cumulative earnings per share growth for the 2011-2013 performance period ended October 31, 2013 exceeded the maximum performance levels.

• Long-term incentive awards for the three-year performance period ended October 31, 2013 paid out at 200% of target.

Other Equity-Based Incentives (stock options, restricted shares)	Maximize financial and operational performance that contributes to appreciation of our share price	• Our share price was $72.09 at fiscal year-end for 2013 as compared to $59.02 at fiscal year-end for 2012.

PART II: COMPONENTS OF OUR

EXECUTIVE COMPENSATION PROGRAM; ANALYSIS OF COMPENSATION

Processes and Procedures for Determining Executive Compensation

The Role of Shareholder Say-on-Pay Vote

At our 2013 Annual Meeting, approximately 97% of the shares voted were in favor of the “say-on-pay” proposal. The Committee believes that the shareholder vote confirms the philosophy and objective of linking our executive compensation to our operating objectives and the enhancement of shareholder value. We view this level of shareholder support as an affirmation of our current pay practices and, as a result, no significant changes were made to our executive compensation pay practices for 2014. The Committee will continue to consider the outcome of the say-on-pay vote when making future compensation decisions for the named executive officers.

Role of the Compensation Committee

The Compensation Committee is made up entirely of independent directors as defined by our Governance Guidelines and NASDAQ listing standards and has primary responsibility for designing our executive compensation program and for making compensation decisions under the program. In fulfilling its duties and responsibilities for 2013, the Committee sought input, advice and recommendations from an executive compensation consultant as well as recommendations from our Chief Executive Officer on the compensation and performance of our executive officers.

Our executive compensation consultant provided the Committee with peer proxy and survey benchmark data with respect to all elements of an executive officer’s total direct compensation: base salary, annual cash incentive compensation, long-term incentive and equity-based compensation including how compensation paid to our executive officers compared to that of our proxy peer group. Included in the consultant’s review are analyses of our performance, including return on capital, earnings and revenue growth and total shareholder return, relative to the performance of the peer group.

We are not bound by the input, advice or recommendations we received from the executive compensation consultant or from our Chief Executive Officer. Instead, we at all times exercised independent judgment in making executive compensation decisions for 2013.

We met in executive session without management present to determine all elements of Mr. Hilton’s total compensation – base salary, annual cash incentive compensation, long-term incentive compensation and equity-based compensation. We reviewed the summary of compensation of chief executive officers of the peer group companies and considered our executive compensation consultant’s recommendations in arriving at a base salary and equity-based grants for Mr. Hilton for 2013 and determined annual cash incentive and long-term incentive payouts based on 2013 performance. Mr. Hilton did not offer any recommendations for his compensation nor did he partake in our deliberations over his 2013 compensation.

Role of the Executive Compensation Consultant and Executive Management

Committee Resource:    Committee Consultant

Role:    Pursuant to its charter, the Committee is authorized to retain and terminate any consultant, assess the consultant’s independence from the Committee and the Company, as well as to approve the consultant’s fees and other terms of the engagement. The Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

The Committee retained Exequity, Inc. (“Exequity”) as the executive compensation consultant reporting directly to the Committee. Exequity provides research, data analyses, survey information and design expertise in developing compensation programs for our executive officers. In addition, Exequity keeps the Committee apprised of regulatory developments and market trends related to executive compensation practices. A representative of Exequity attends meetings of the Committee, is available to participate in executive sessions and communicates directly with the Committee. The lead consultant from Exequity reported directly to the Committee Chairperson and provided objective support based on expertise regarding current and emerging best practices with regard to executive compensation. Specifically, we asked Exequity to:

•	Provide information related to relevant trends in executive compensation practices;

•	Provide advice regarding the Company’s appropriate peer group;

•

Prepare a comprehensive report detailing the Company’s performance relative to its peer group with respect to total shareholder return and the metrics we employ to measure performance – earnings per share growth, revenue growth and return on capital;

•

Compare actual base, annual incentive and long-term incentive payments and equity awards for the executive officers to those in the peer group with comparable responsibilities, or with appropriate survey data where peer group proxy data was not available; and

•	Review this Compensation Discussion and Analysis.

During its November 25, 2013 meeting, the Committee considered the independence of Exequity in light of SEC rules and NASDAQ listing standards. Exequity provided the Committee with appropriate assurances and confirmation of its independent status and that of its lead consultant in the engagement pursuant to the Committee’s charter and the following factors: (1) other services provided to the Company by Exequity; (2) fees paid by us as a percentage of Exequity’s total revenue; (3) policies or procedures maintained by Exequity that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Committee discussed these considerations and believes that Exequity and its lead consultant on the engagement have been independent in rendering services to the Committee and there is no conflict of interest between Exequity and the Committee.

Exequity also provided survey data and advice to our Governance & Nominating Committee regarding director compensation.

Committee Resource:    Executive Management

Role:    Our Chief Executive Officer and the Vice President, Human Resources provide additional information and analysis as requested by the Committee. More specifically, these executives had the following support roles to the Committee:

	Chief Executive Officer	VP, Human Resources
• Developed written background and supporting materials for review prior to Committee meetings and attended our Committee meetings but was not present during executive sessions	Ö	Ö

• Attended the annual review presented by our compensation consultant of our executive officer compensation compared to that paid by our peer group companies	Ö	Ö

• Made recommendations about designs for and, if warranted, changes to our annual and long-term incentive programs	Ö	Ö

• Provided a self-assessment of his performance for the fiscal year	Ö

• Provided an assessment of each executive officer’s performance	Ö

• Recommended annual base salary adjustments, payout levels under the annual cash incentive and long-term incentive plans and equity grants for executive officers other than himself.	Ö

Benchmarking

We use general industry compensation surveys, proxy data and a peer group of companies from time to time as an input when making compensation decisions. Specifically, these surveys and sources of compensation data are used:

•	as an input in developing base salary ranges, annual incentive targets and long-term incentive award ranges;

•	to evaluate share utilization, overhang levels and annual run rate;

•	to benchmark the form and mix of equity awarded to executive officers;

•	to benchmark share ownership guidelines;

•	to assess the competitiveness of total direct compensation awarded to executive officers;

•	to validate whether our executive compensation program is aligned with Company performance; and

•	as an input in designing compensation plans, benefits and perquisites.

Our compensation peer group for 2013 consisted of 20 publicly-traded companies listed below having revenues ranging from $749 million to $2,990 million, based on the most recent fiscal year-end public reports available as of September 2012 when we reviewed data to set compensation for our executive officers for 2013. The median peer group revenues were $1,441 million. We are positioned below the median of the peer group in terms of revenue size and above the median in terms of market capitalization.

Company	Revenues ($MMs)	Market Cap Dec. 2011 ($MMs)
Actuant Corporation	$1,445	$1,555
Albany International Corp.	$815	$647
AMETEK Inc.	$2,990	$6,740
Barnes Group Inc.	$1,169	$1,320
Chart Industries Inc.	$795	$1,593
CLARCOR Inc.	$1,126	$2,511
Donaldson Company, Inc.	$2,303	$5,045
Entegris, Inc.	$749	$1,179
Esterline Technologies Corp.	$1,718	$1,714
FLIR Systems, Inc.	$1,544	$3,911
Gardner Denver, Inc.	$2,371	$3,898
Graco Inc.	$895	$2,441
Graftech International Ltd.	$1,320	$1,985
IDEX Corporation	$1,838	$3,096
Lincoln Electric Holdings, Inc.	$2,695	$3,278
Robbins & Myers, Inc.	$821	$2,223
Roper Industries, Inc.	$2,797	$8,381
Veeco Instruments Inc.	$979	$805
Watts Water Technologies Inc.	$1,437	$1,005
Woodward, Inc.	$1,712	$2,822

MEDIAN	$1,441	$2,332
Nordson Corporation	$1,233	$2,691

The Committee believes the listed peer companies serve as the appropriate peer group because they have global scope and business complexity, a focus on precision industrial manufacturing, and profiles or business models similar to Nordson’s based on industries or diverse markets served, innovation and technology, and global growth strategies. The Committee regularly reviews the peer group and makes any modifications necessary to ensure the group most closely resembles our competitive market for executive talent. In determining any changes, the Committee considers numerous financial measures and Nordson’s position relative to the proposed peer companies.

Allocation of Executive Compensation

Our executive compensation program does not prescribe a specific formula for the mix of base salary and annual and long-term incentive components so that we have flexibility in developing an appropriate compensation mix. Generally, we set base salaries for our named executive officers to be near or at the median for our peer group companies, taking into account the experience level of the individuals in their current positions. The majority of the other compensation components are dependent upon how well we perform and the performance of Nordson common shares. Within the total direct compensation opportunity for any executive officer, individual components of compensation may be greater or lesser than the median because the Committee’s focus is on the competitiveness of the entire compensation package versus any one element of compensation.

Actual compensation realized can vary significantly from the target opportunity for any component of compensation or for total direct compensation based on financial and business segment operating performance and company share price fluctuation. Consistent with market practice, Mr. Hilton’s compensation is substantially more than that of other executive officers based on his level of responsibility.

The table below reflects the approximate allocation mix at target among the three elements of total direct compensation – base salary, annual cash incentive opportunity, and long-term incentive opportunity – for our named executive officers at the time we set compensation for 2013:

2013 Compensation Allocation Mix

For the long-term incentive element of 2013 compensation, the approximate allocation among the various elements of long-term (equity) compensation – stock options, restricted shares and performance share units – is illustrated below:

Summary Table — Components of Our Executive Compensation Program

The table below summarizes the elements and objectives of our 2013 compensation program for executive officers, including our named executive officers.

For those awards based on the Company’s performance, our specific decisions around setting performance goals and other actions impacting executive compensation focus on certain areas that are tied directly to our business plan and that we believe are the most critical value drivers of the business, such as revenue, earnings and return on capital. Actual performance goals vary from year to year based on the business environment and the Committee’s determination of goals that it believes are important for a particular year.

Pay Component	Linkage to Compensation Objectives	Form of Compensation
Base Salary	Provide market-competitive salaries to attract and retain exceptional executive talent	Fixed cash element of total direct compensation. Actual base salary may be above or below the market median to recognize management responsibilities, individual abilities and performance, level of experience and tenure with our Company

Annual Cash Incentive	Provide incentive to achieve and exceed critical business objectives with actual awards based on attainment of pre-established corporate and operational objectives	Cash payments tied to growth in earnings per share and return on capital

Long-term Equity-based Incentive	Provide strong incentive to meet or exceed pre-established long-term financial goals that align with long-term shareholder interests; value tied to Nordson common share price; attract, retain and motivate executive talent	-Stock options (~40% of long-term award value); -Performance share units (~40% of long-term award value) paid in shares; and -Restricted shares (~20% of long- term award value)

Pay Component	Linkage to Compensation Objectives	Form of Compensation
Welfare and Retirement Benefits
Health, life and disability insurance, pension and 401(k) plans	Provide competitive employer benefits structure; attract and retain executive talent	Broad-based employee welfare and retirement benefits. Benefits for executives are generally the same as those available to all employees, including a 401(k) plan with matching Company contributions capped based on applicable Internal Revenue Code limits

Excess Pension Plan	Restore benefits that are limited by the Internal Revenue Code	Cash paid in a lump sum or installment options at distribution

Deferred Compensation Plan	Reinforce our compensation philosophy of encouraging and facilitating share ownership and aligning the long-term interests of executives with shareholders; provide tax-deferred vehicle for retirement income accumulation	Cash or equivalent share units which convert to common shares on a one-for-one basis at distribution

Perquisites	Attract and retain executive talent through competitive benefits and perquisites	Annual physical exam, tax/financial planning or preparation services, professional business and airline club expenses and relocation reimbursement

Change-in-Control Benefits	Align executive and shareholder interests by enabling our executive officers to consider corporate transactions that are in the best interests of our shareholders and other constituents without undue concern over whether the transactions may jeopardize the executive officer’s own employment	A severance payment equal to two times the sum of base salary and annual cash incentive at target, accelerated vesting of stock options and restricted shares, and performance share units (at target)

Components of Executive Compensation – Base Salary, Annual and Long-Term Incentives, Perquisites, Welfare and Retirement Benefits, Severance and Change-in-Control Benefits – and 2013 Compensation Actions / Analysis

Base Salary

The Committee determines annually the base salaries of our executive officers, including whether to grant base salary increases, based on the following factors:

•	Level of experience and responsibility;

•	Company, business segment and individual performance during the prior year;

•	Market and survey data;

•	Internal pay equity;

•	The Committee’s assessment of other elements of compensation provided to the executive officer; and

•	The Chief Executive Officer’s recommendation, for all executive officers other than himself.

2013 Actions and Analysis

Considering Exequity’s benchmark studies and analyses and the recommendations of our Chief Executive Officer, we set individual base salaries of our named executive officers for 2013 at a level consistent with the objective of paying total direct compensation at or near the median of our peer group. Actual base salary levels were determined by considering the factors listed above resulting in base salaries that, in some cases, are more or less than the median of the peer group.

The following table reflects the annualized base salaries of our named executive officers for 2013 and 2012:

Name	Base Salary 2013 ($)	Base Salary 2012 ($)
Michael F. Hilton	775,000	725,000
Gregory A. Thaxton	375,000	345,000
John J. Keane	367,000	345,000
Peter G. Lambert	320,000	300,000
Gregory P. Merk[1]	300,000	260,000

(1)	Mr. Merk was promoted to Senior Vice President effective May 1, 2013. His actual base salary earned during 2013 was $289,000.

Annual Cash Incentive Compensation

Annual cash incentive compensation is intended to comply with the performance-based compensation requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended. Payouts are determined based upon the level of achievement against pre-established corporate financial measures – diluted earnings per share growth and return on capital – and, for our executive officers that run our business segments, achievement against pre-established business segment operating performance measures. Corporate financial measures are weighted 100% for our Chief Executive Officer and Chief Financial Officer. For the executive officers that run our business segments, corporate financial measures and segment performance results are weighted equally.

Corporate Financial Measures

We consider diluted earnings per share growth and return on capital to be measures critical to our success. We believe these measures offer the proper balance between growth and profitability and align the interests of our executive officers with those of our long-term shareholders because we believe achieving greater return on capital and earnings per share growth over time will drive improved shareholder return and foster maximum value for our assets. More specifically:

•

Diluted earnings per share growth measures the rate at which management has succeeded in increasing the profits per unit of ownership by shareholders. Earnings per share growth is easily compared among peers and the measure is commonly used by the investment community to evaluate performance. The formula we utilize for diluted earnings per share is net income divided by weighted average common diluted shares outstanding.

•

Return on capital measures the amount of profitability per unit of capital invested by management to generate earnings. We have adopted a definition of return on capital that is consistent with financial disclosure in our Form 10-K Report: Net income (loss), plus after-tax interest expense on debt as a percentage of the average of quarterly debt (net of cash) plus average quarterly shareholders’ equity over five accounting periods.

Business Segment Operating Performance

For executive officers that lead our business segments, operational measures are established at the beginning of the fiscal year through a collaborative effort with our Chief Executive Officer. The measures vary by individual officers and include business segment financial performance, operating profit and margin growth, capital expenditure control, and asset management.

We verify if performance thresholds and any other material terms of the annual cash incentive awards were met or exceeded based on fiscal year-end results prior to any payouts being made.

We may use our discretion to adjust slightly the payout for each executive officer by considering a qualitative assessment of the executive officers received from our Chief Executive Officer. Among the qualitative measures assessed are portfolio expansion, emerging market growth, market share increase and penetration, support for mergers and acquisition opportunities and continuous improvement, support for new products and technology advancements, improving core processes, succession planning and talent development and community involvement.

Under the annual cash incentive plan in place for 2013, each executive officer is eligible to receive a maximum annual cash incentive payout equal to 1.5% of our operating cash flow for that fiscal year, but in no event shall such incentive award exceed $2,000,000. “Operating cash flow” is defined as: “operating income plus depreciation, amortization and other non-cash charges such as write-downs to the acquired or carrying value of assets and charges for the impairment of goodwill and other intangible assets during such period, as reported in our financial statements, adjusted to eliminate the effects of expenses for restructuring or productivity initiatives and any expenses or write-offs in connection with acquisitions or divestitures.” The Committee retains the discretion to decrease payouts below this maximum amount but may not increase payouts above this maximum amount.

2013 Actions and Analysis

In setting the annual cash incentive payout opportunities for 2013, we considered Exequity’s analysis of the general industry survey and the compensation peer group’s annual cash incentive payout levels and set a target payout opportunity for our executive officers as well as the threshold and maximum payout opportunity as a percentage of annualized base salaries. The following table reflects the payout opportunities as a percentage of base salary:

	Hilton	Thaxton	Keane	Lambert	Merk
Threshold	50%	32.5%	35%	30%	27.5%
Target	100%	65%	70%	60%	55%
Maximum	200%	130%	140%	120%	110%

We established also the following corporate financial measures at threshold, target and maximum as indicated in the table below during our November 2012 meeting and confirmed actual performance during our November 2013 meeting:

Measure	Threshold	Target	Maximum	Actual
Return on Capital	8.0%	11.5%	16.0%	17.6%
Diluted Earnings Per Share Growth	0%	10%	20%	-0.9%
— Equivalent Amount per Share	$3.45	$3.80	$4.14	$3.42

Business segment operating results varied. The calculated payout for our named executive officers, based upon the corporate financial and business segment operating results, ranged from 69% - 100% of target.

Summary of Payouts

The following table summarizes the annual cash incentive payout to the named executive officers (all percentages reflect percent of target):

Named Executive Officer	Combined Performance Factor	Annual Cash Incentive Plan Payout ($)
Michael F. Hilton	100%	775,000
Gregory A. Thaxton	100%	243,750
John J. Keane	69%	177,261
Peter G. Lambert	72%	137,760
Gregory P. Merk	81%	128,750

All payouts were below the maximum annual cash incentive payout permitted under the annual incentive plan.

Long-Term Incentive Compensation

We provide long-term incentive compensation in the form of performance shares, stock options, and restricted shares to our named executive officers because we believe these forms of compensation align company performance and executive officer compensation with the interests of our shareholders.

We establish an intended long-term incentive value for each executive officer with reference to the total direct compensation opportunity for the executive officers. The Committee’s goal is to target total direct compensation approximating the median of the compensation peer group. Actual target award levels for individual named executive officers may vary above or below the median based on a variety of factors.

We set the total long-term incentive opportunity and then allocate approximately 40% of the total target value of each executive officer’s long-term incentive compensation to stock options; approximately 40% to the performance share opportunity and approximately 20% to restricted shares. This allocation balances the opportunity between performance shares, which are earned based on achievement of long-term financial measures and stock options and restricted shares, the value of which is based on long-term performance of our common shares.

Performance Share Units

Performance share units entitle the recipient to receive one share of Nordson common stock for each performance share unit upon the satisfaction of pre-established performance measures over a three-year period. Once earned, the units are settled with unrestricted shares. Payouts (if any) are not made until the expiration of the three-year performance period and the performance results are verified by the Compensation Committee.

We believe that performance shares align the interests of our named executive officers with the interests of our shareholders because the number of shares earned and the shares’ potential value are tied to the achievement of sustained profitability. In selecting the performance goals for the performance shares, the Committee considers whether the goals are appropriately aligned with those in the annual cash incentive plan so that the overall compensation design does not unintentionally encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives.

Under our long-term incentive plan in place for 2013, each executive officer is eligible to receive a maximum aggregate payout value in common shares equal to 1.0% of our operating cash flow during a performance period, but in no event shall such payout have a value greater than $4,000,000. The definition of “operating cash flow” for purposes of determining the payout maximum under the long-term incentive plan is the same as the definition used for determining the permitted maximum payout under the annual cash incentive plan. The Committee retains the discretion to decrease payouts below this amount but may not increase payouts above this maximum amount.

Cumulative diluted earnings per share growth and cumulative revenue growth are employed as performance measures for the long-term incentive award because they offer a balance between growth, as measured by revenue, and profitable growth. As a result, we weighted each performance measure evenly in terms of determining payout opportunity. More specifically,

•

Cumulative diluted earnings per share growth measures the rate at which management has succeeded in growing profits on a sustained basis over a three-year period. It is the constant percentage by which diluted earnings per share would need to grow over a base period amount during a three-year period such that the sum of diluted earnings per share calculated at such a constant growth rate for such three years is equal to the sum of the actual diluted earnings per share earned over the same three-year period. It is a superior measure of sustained earnings growth because it is influenced by the earnings performance during each year of the performance period rather than simply a compound growth rate that compares the final year’s earnings to the base period amount.

•

Cumulative revenue growth is a similar measure to cumulative diluted earnings per share growth except that it measures the rate at which management has succeeded in growing revenue on a sustained basis over a three-year period. While the growth in profits and profitability are of primary importance, management is also expected to grow the size and scale of the Company and cumulative revenue growth is an effective measure of their success in doing so.

We believe these two measures together align the interests of our executive officers with those of our long-term shareholders because achieving sustained earnings per share growth and revenue growth over time will drive improved shareholder return and foster maximum value for our assets.

2011-2013 Performance Period

For the 2011-2013 performance period, cumulative diluted earnings per share for the three-year period were $10.12 which is equivalent to a constant annual growth rate of 20.4% over the three-year performance period. Cumulative revenue for the three-year period was $4,185,658,000 which is equivalent to a constant annual growth rate of 15.3%.

We confirmed cumulative diluted earnings per share growth exceeded the maximum level; and cumulative revenue growth also exceeded the maximum level, yielding a payout at 200% of the target opportunity for the 2011-2013 performance period.

The following table summarizes the two in-progress tranches of the long-term incentive award program:

Performance Period	Performance Measure	Threshold, Target and Maximum Performance Levels	Status
2012-2014	Cumulative Diluted Earnings per Share Growth	Threshold = 4% ($10.55) Target = 8% ($11.39) Maximum = 14% ($12.74)	Results will be certified at the end of the performance period.

	Cumulative Revenue Growth	Threshold = 5% ($4,082,000,000) Target = 7% ($4,242,100,000) Maximum = 11% ($4,574,800,000)

2013-2015	Cumulative Diluted Earnings per Share Growth	Threshold = 4% ($11.20) Target = 8% ($12.10) Maximum = 14% ($13.53)	Results will be certified at the end of the performance period.

	Cumulative Revenue Growth	Threshold = 5% ($4,666,000,000) Target = 7% ($4,848,900,000) Maximum = 11% ($5,229,200,000)

Stock Options

Stock options align the interests of the named executive officers with those of shareholders because the stock options only have value if the price of the Company’s stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period (beginning one year from the date of grant) and expire ten years from the date of grant. We fix the exercise price of an option at the fair market value on the grant date. Thus, an option becomes more valuable as the price of our common shares increases. Alternatively, an executive officer will not receive any value from a stock option if the price of our common shares decreases below the exercise price of the option. Stock options are also a valuable retention tool because our option grants vest over a four-year period and unvested options are forfeited if an executive officer voluntarily terminates his or her employment.

2013 Actions

We granted stock options to our executive officers during our meeting on November 28, 2012, at the same time we granted options to other key employees under our Key Employee Stock Option Program. We have historically granted stock options during this meeting, which is scheduled annually at this time of year to permit us to verify prior fiscal year performance results, determine incentive plan payouts and set compensation and performance goals for the next fiscal year.

The following table provides the number of stock options granted to our named executive officers for 2013:

Named Executive Officer	Options (# Shares)	Grant Date Fair Value ($) (1)
Michael F. Hilton	43,000	1,051,974
Gregory A. Thaxton	11,000	269,110
John J. Keane	11,900	291,128
Peter G. Lambert	8,500	207,948
Gregory P. Merk	7,600	185,930

(1)	The grant date fair value was determined using the Black-Scholes option pricing model. The actual value of stock option awards will be determined by the value of our common shares on the date of exercise.

Restricted Shares

Our restricted share program is designed to align executive officers’ interest with that of our long-term shareholders. The Committee also views this program as an important management succession planning, retention and recognition tool. Restricted shares cannot be transferred until they vest. Shares generally will vest over a three-year period. Restricted shares provide participants with dividends and voting rights beginning on the award date.

2013 Actions

We granted restricted shares to executive officers during our November 28, 2012 meeting with one-third of the grant vesting each year for three years. The share price on the grant date was the closing price on November 28, 2012 – $61.59. The following table provides information regarding the restricted share grant:

Named Executive Officer	Restricted Shares Granted (#)	Grant Date Value ($)
Michael F. Hilton	8,000	492,720
Gregory A. Thaxton	2,000	123,180
John J. Keane	2,200	135,498
Peter G. Lambert	1,550	95,465
Gregory P. Merk	1,450	89,306

Executive Perquisites

We provide limited and modest perquisites to each of our executive officers to promote the business objectives facilitated by each perquisite described below. We also use these perquisites to help ensure that our executive compensation program remains competitive to allow us to attract and retain top executive talent.

Business Clubs.    We reimburse Mr. Hilton for two private business club memberships to encourage entertainment of business colleagues and customers, engaging in social interaction with peers from other companies, local leadership in the community and holding business meetings at a convenient offsite location. In addition, we provide all executive officers with memberships to airline travel clubs that allow them to be more productive when traveling on commercial airlines. We do not reimburse any executive officer for fees or dues associated with personal country club memberships.

Financial, Estate, and Tax Planning and Preparation.    We pay for financial, estate and tax planning and preparation fees and expenses. The maximum amount is $5,000 for each named executive officer per calendar year. We provide this perquisite to assist our executive officers in obtaining financial counseling enabling them to concentrate on business matters rather than on personal financial planning.

Executive Physicals.    We pay for annual physicals for our executive officers. We provide this perquisite to preserve our investment in our executive officers by encouraging them to maintain healthy lifestyles and be proactive in their preventative healthcare.

Relocation Expense Reimbursement.    We maintain a general relocation policy under which the Company provides reimbursement for certain relocation expenses to new employees and to employees whose job function requires his or her relocation. We believe it is important to maintain market competitive relocation benefits to ensure that we can fill positions that are critical to Nordson’s business needs. Executive officers are eligible to participate in the general program but at higher benefit levels consistent with external market practice. The relocation expenses may include moving expenses, temporary housing expenses, transportation expenses, home sale and purchase assistance and tax gross-ups on these payments. In lieu of direct reimbursement of expenses, Nordson may reimburse relocation expenses through cash sign-on bonuses or through the issuance of long-term incentive awards.

In 2013, Mr. Merk relocated from Brazil to the United States. Relocation expenses paid in 2013 to or on Mr. Merk’s behalf as well as attributed costs of these perquisites are included in the “All Other Compensation” column of the Summary Compensation Table.

Welfare and Retirement Benefits

The named executive officers participate in the same tax-qualified retirement benefit programs available to all other United States-based salaried and non-union hourly employees. The Company’s retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

In addition, because the Internal Revenue Code limits the amount of benefits that can be contributed to and paid from a tax-qualified retirement plan, the Company also provides our executive officers with additional retirement benefits intended to restore amounts that would otherwise be payable under the Company’s tax-qualified retirement plans absent the Internal Revenue Code limits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by Internal Revenue Code restrictions.

Retirement Benefits

401(k) Plan.    Our executive officers are eligible to participate in a company-sponsored 401(k) tax-qualified retirement savings plan for all U.S.-based employees. We match employee contributions

$0.50 on the dollar for the first 6% of contributed compensation. Employee contributions to the 401(k) plan vest immediately, while matching contributions vest in increments based on years of service, with participants being fully vested after three years of service.

The amounts of our matching contributions for our named executive officers are included in the “All Other Compensation” column of the Summary Compensation Table in this Proxy Statement.

Non-Qualified Deferred Compensation Plan

We maintain a non-qualified, unfunded, and unsecured deferred compensation plan for the benefit of eligible management employees who participate in our performance-based compensation programs and employees whose benefits under the 401(k) Plan are limited by the benefit restrictions of Section 415 of the Internal Revenue Code. We believe this type of plan helps us compete effectively for executive talent because many other companies offer this type of benefit.

Participants are able to defer up to 100% of their base salary and annual cash incentive plan payout, and up to 90% of their long-term incentive plan payout. In addition, participants are credited with non-qualified defined contribution retirement plan employer match equal to a maximum of 6% of their compensation in excess of the amount that may be considered under the 401(k) Plan. Participants are immediately vested in the matching contribution. Our compensation deferral plan is intended to comply with Section 409A of the Internal Revenue Code concerning deferred compensation arrangements.

A detailed description of our deferred compensation plan and information regarding contributions to those plans is provided in the “Non-Qualified Deferred Compensation” table and the accompanying narrative and footnotes in this Proxy Statement.

Defined Benefit Pension Plan.    Our executive officers participate in a company-sponsored tax-qualified pension plan for U.S.-based salaried employees. The pension plan is designed to work together with social security benefits to provide employees with 30 years of service retirement income that is approximately 55% of eligible compensation, subject to the Internal Revenue Service maximum monthly benefit. A detailed description of our pension plans for U.S.-based employees is provided in the narrative and footnotes to the “Pension Benefits” table in this Proxy Statement.

Excess Defined Benefit Pension Plan.    This supplemental executive retirement benefit restoration plan is an unfunded, non-qualified plan that is designed to provide retirement benefits to U.S.-based eligible participants as a replacement for those retirement benefits limited by regulations under the Internal Revenue Code. Together, the defined benefit pension plan and excess defined benefit pension plan are intended to provide executive officers with retirement income at a level equivalent to that provided to all other employees under the defined benefit pension plan.

Mr. Hilton is not vested for a benefit under the company-sponsored defined benefit pension plan until he has five years of service. As a negotiated element of his employment agreement, we agreed to provide Mr. Hilton a supplemental non-qualified pension benefit in order to provide Mr. Hilton a retirement benefit until he becomes vested in the defined benefit pension plan. Under this supplemental benefit plan, Mr. Hilton is treated as if he were fully vested in the pension plan, solely in the event that Mr. Hilton experiences a termination of employment due to death, disability, or without cause, or resignation with good reason (whether or not in connection with a change-in-control), as those terms are defined in the agreement, prior to becoming one hundred percent (100%) vested in the defined benefit pension plan. Once Mr. Hilton has accrued sufficient service to be fully vested, we have no obligation to provide a benefit under this supplemental plan.

Severance Agreements

Mr. Hilton is the only executive for which the company has any obligation to pay severance other than following a change-in-control. As part of the negotiated employment agreement with Mr. Hilton to become our President and Chief Executive Officer, and consistent with an agreement we had with his predecessor, we agreed to provide Mr. Hilton with a cash severance and other benefits in the event his employment is terminated by us without “Cause” or Mr. Hilton terminates his employment with us for “Good Reason.”

“Cause” for this purpose is defined as (i) commission of a felony or an act or series of acts that results in material injury to the business or reputation of the Company or any subsidiary; (ii) willful failure to perform duties of employment, if such failure has not been cured in all material respects within twenty (20) days after we give notice thereof; (iii) breach of any material term, provision or condition of employment, which breach has not been cured in all material respects within twenty (20) days after we give notice thereof; or (iv) material failure to comply with our Code of Ethics and Business Conduct.

“Good Reason” is defined as the occurrence of any of the following: (i) a material diminution in Mr. Hilton’s title, duties or responsibilities, without his prior written consent, (ii) a material diminution of Mr. Hilton’s annual base salary, without his prior written consent, (iii) a material failure by the Company to make available to Mr. Hilton executive compensation plans, employee pension plans, and employee welfare plans and other benefits and perquisites that provide opportunities to receive overall compensation and benefits and perquisites at least equal to the opportunities for overall compensation and benefits and perquisites that were available to Mr. Hilton immediately prior to the action by us constituting such failure, (iv) a relocation greater than 50 miles from Westlake, Ohio without Mr. Hilton’s prior written consent, or (v) any material breach of the employment agreement by us.

Upon a termination by us without Cause or by Mr. Hilton for Good Reason, in addition to payment of any accrued and unpaid compensation and benefits, Mr. Hilton is entitled to post-termination payments and benefits as follows:

•

an amount equal to two (2) times his annual base salary and an amount equal to two (2) times the greater of (x) ninety percent (90%) of his annual base salary or (y) his target annual cash incentive payout;

•

a pro-rata payout of awards granted Mr. Hilton under the long-term incentive plan for any performance period(s) not completed on the date of termination, based upon actual performance in each such applicable performance period, as determined at the end of the applicable performance period;

•	full vesting in his accrued benefit under the supplemental non-qualified pension benefit described above and full vesting of restricted share grants; and

•	continuation of health care and welfare benefits for a period of twenty-four (24) months following the date of termination.

We will not gross-up any tax imposed upon any payment received by Mr. Hilton under his employment agreement.

Change-in-Control Agreements

We believe that the occurrence, or potential occurrence, of a change-in-control transaction in which we are the target could create substantial uncertainty regarding the continued employment of our executive officers. Therefore we have entered into change-in-control retention agreements with our executive officers in order to (i) retain these key executives during periods of uncertainty; (ii) enable these executives to evaluate, negotiate and execute a change-in-control transaction more objectively; (iii) encourage these executives to remain focused on running the business rather than seeking other employment in the event of a possible change-in-control; and (iv) preserve shareholder value by providing continuity of management during a transition period. We believe the benefits provided under these agreements are appropriate and are consistent with our objective of attracting and retaining highly qualified executives.

Severance benefits payable under these change-in-control agreements are conditioned upon the occurrence of a “double trigger” event (meaning there must be both a change-in-control of the Company and, within the following 24 months, a termination of employment by either the Company without Cause, or by the officer for Good Reason). We opted for a double-trigger, rather than a “single trigger” that provides for severance payments solely on the basis of a change-in-control, since a double trigger is consistent with the purpose of encouraging the continued employment of the executive following a change-in-control.

In the event that the conditions for payment of severance compensation are met, the officer will be entitled to receive:

•

A lump sum payment in an amount equal to two (2) times the sum of (x) annual base salary in effect at the time of termination of employment plus (y) target payout of annual cash incentive for the year in which termination of employment occurs;

•

The continuation of coverage for the executive officer and his eligible spouse and dependents under the Company’s group health plans for 24 months following termination of employment or until the date he becomes covered under similar benefit plans;

•	Professional outplacement services; and

•	Two additional years of age and two additional years of service credit under the Excess Defined Benefit Pension Plan.

In certain instances, payments made to an executive officer due to a termination following a change-in-control may be subject to federal excise tax. We provide the executive officer with a tax gross-up payment to offset the effect of the excise tax. We provide for these payments because they allow an executive to recognize the full intended economic benefit of the agreement and eliminate unintended disparities between executives that the excise tax can arbitrarily impose, owing to the particular structure of this tax provision.

For more details regarding the terms and conditions of these change-in-control agreements, see “Potential Benefits Upon Termination” later in this Proxy Statement.

PART III: COMPENSATION COMMITTEE ACTIONS RELATED TO 2014

EXECUTIVE COMPENSATION

We engaged Exequity to assist us in establishing 2014 compensation for our executive officers. During our meeting on November 25, 2013, and after considering the recommendations of Exequity, we set 2014 base salaries and incentive compensation opportunities and financial performance measures. The base salary increases for the named executive officers range from 3.1% to 6.7%.

Performance measures for the quantitative corporate financial element of the annual cash incentive program are:

Measure	Threshold	Target	Maximum
Return on Capital	8%	11.5%	16%
Diluted Earnings per Share Growth	0%	10%	20%
— Equivalent Amount per Share	$3.42	$3.76	$4.10

We also established the following threshold, target, and maximum cumulative diluted earnings per share growth and cumulative revenue growth performance goals for the 2014-2016 long-term incentive program performance share unit awards:

Measure	Threshold	Target	Maximum
Cumulative Diluted Earnings per Share Growth	4%	8%	14%
— Equivalent Amount per Share	$11.10	$11.99	$13.41
Cumulative Revenue Growth	5%	7%	11%
— Equivalent Revenue Levels (000’s)	$5,107,200	$5,307,500	$5,723,700

We granted stock options, performance share units for the 2014-2016 long-term incentive awards, and restricted shares to our executive officers consistent with our equity grant policy in the following amounts:

Named Executive Officer	Options (# Shares)	Performance Share Units at Target (#)	Restricted Shares (#)
Michael F. Hilton	42,700	14,600	7,300
Gregory A. Thaxton	11,000	3,700	1,800
John J. Keane	11,500	3,900	1,900
Peter G. Lambert	8,400	2,900	1,400
Gregory P. Merk	7,600	2,600	1,300

PART IV: POLICIES RELATED TO EXECUTIVE COMPENSATION

Equity Grant Policy

We make equity grants on a consistent schedule, generally at the first Committee meeting following the close of the fiscal year, to permit us to confirm prior fiscal year performance. We do not grant long-term incentive awards, stock options or restricted shares to our executive officers in anticipation of the release of significant earnings announcements or other material non-public information likely to result in changes to the price of our common shares. Similarly, we do not time the release of material non-public information based on equity grant dates. Awards are effective on the date that we grant the award and the exercise/grant price is equal to the closing price of the Nordson common shares on that date. The Committee may also make occasional grants of stock options and other equity-based awards at other times to recognize, retain or recruit executive officers and key employees. We have delegated limited authority to Mr. Hilton to approve equity awards, excluding grants made to executive officers. Equity grants approved by Mr. Hilton in any quarter will be effective the first day of the month following public disclosure of quarterly earnings for that quarter. In the event the effective date of the grant is a Saturday, Sunday or holiday, the effective date of grant will be the first subsequent day our common shares are traded. Such grants will be reported to the Committee at its next regularly scheduled meeting. In 2013, Mr. Hilton approved the grant of a total of 1,900 shares of restricted shares and 5,000 stock options to non-executive officer employees.

Incentive Compensation Forfeiture (Clawback) Policy

We have a formal “clawback” policy for incentive awards that is broader in its reach than that imposed by Section 304 of the Sarbanes-Oxley Act (“SOX”). Under the policy, we may require our executive officers to repay cash-based incentive compensation and/or forfeit equity incentive awards in the event of a material restatement of the consolidated financial statements of the Company, other than any restatement required pursuant to a change in applicable accounting rules. Recovery is limited to amounts paid or realized by an executive officer during the three-year period preceding the date that we are required to prepare a restatement.

Also, in the event the Committee determines that an executive officer has engaged in (i) conduct that violates our Code of Ethics and Business Conduct, or (ii) willful misconduct or fraud that causes harm to the Company, our Board of Directors, upon the Compensation Committee’s recommendation, may, to the extent permitted by law and to the extent it determines that it is in our best interests to do so, require reimbursement or payment by the executive officer to the Company of equity-based compensation and performance-based compensation in an amount determined by the Board of Directors to be attributable to such conduct described in (i) and (ii) above.

By way of comparison, the clawback imposed by Section 304 of SOX is limited to the chief executive officer and chief financial officer and is based on material noncompliance by the issuer, as a result of misconduct, with any financial reporting obligation under the federal securities laws where such noncompliance requires the issuer to restate its financials. The SOX provision looks back one year and requires the issuer to recover all bonus or incentive-based or equity-based compensation paid to the chief executive officer and chief financial officer (in cases of misconduct). The Committee is monitoring this policy to ensure that it is consistent with applicable laws, including any requirements under the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Share Ownership Guidelines

We require share ownership by our executive officers to emphasize our executive compensation program’s objective of aligning the individual financial interests of our executive officers with the investment interests of our long-term shareholders. We require our executive officers to own the following multiples of base salary in the equivalent number of common shares:

Chief Executive Officer	5 times base salary
President (if other than the chief executive officer)	3 times base salary
Other Executive Officers	2 times base salary

The number of shares required to be held varies according to our common share price movement. Newly elected or promoted executive officers will have up to five years to meet the ownership requirements after their election or promotion.

Executive officers who have not satisfied the share ownership requirements by the end of the five-year period or who have not shown progress (as subjectively determined by the Committee) toward the required ownership level prior to the end of such five-year period will be expected to retain 100% of the shares acquired through exercise of options, lapse of transfer restrictions on restricted shares or long-term incentive performance share awards, net of shares tendered to cover the taxes due or the lapse of a restriction period until the share ownership requirement is achieved or there is progress towards the ownership requirement. We review the share ownership of each executive officer compared to the applicable share ownership guideline, including the number of vested stock options, share equivalent units in deferred compensation plans and share ownership in the Nordson Corporation Employee Stock Ownership and 401(k) Plans, each of which count as valid forms of share ownership under the ownership guidelines. As of October 31, 2013, all named executive officers meet the ownership guidelines.

Anti-Pledging/Anti-Hedging Policy

We prohibit directors and executive officers from pledging Nordson common shares as collateral. Also prohibited is trading in derivative securities of Nordson’s common shares, engaging in short sales of Nordson securities, or purchasing any other financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of Nordson securities.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code sets a limit of $1,000,000 on the amount we can deduct for compensation paid to each of the Chief Executive Officer and the three other most highly compensated executive officers other than the Chief Financial Officer. Compensation that qualifies as “performance-based” compensation under Section 162(m) does not count toward the $1,000,000 limit. Our general philosophy is to attempt to qualify future compensation for tax deductibility under Section 162(m) of the U.S. Internal Revenue Code, wherever appropriate, recognizing that, under certain circumstances, the limitations may be exceeded. Qualification is sought to the extent practicable and only to the extent that it is consistent with our overall compensation objectives.

Our current incentive compensation plans are intended to allow the annual cash incentive and long-term incentive compensation to be excluded in determining deductibility under Section 162(m). Exclusion of those amounts under Section 162(m) means that they are fully deductible, regardless of amount, assuming they are otherwise considered reasonable compensation and are within the limits of the plans. Payments of base pay and restricted shares (as currently structured) would not be excludable and, thus, the payment of those amounts in excess of $1,000,000 in one fiscal year would, generally, be non-deductible.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the Compensation Discussion and Analysis that appears in this Proxy Statement. Based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s definitive Proxy Statement on Schedule 14A and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013, each as filed with the SEC.

Compensation Committee

Mary G. Puma, Chairperson

Lee C. Banks

Joseph P. Keithley

Victor L. Richey, Jr.

January 17, 2014

The above Compensation Committee Report does not constitute soliciting material and should not be deemed filed with the SEC or subject to Regulation 14A or 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that the information in this Report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act. If this Report is incorporated by reference into the Company’s Annual Report on Form 10-K, such disclosure will be furnished in such Annual Report on Form 10-K and will not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act as a result of furnishing the disclosure in this manner.

RISKS RELATED TO EXECUTIVE COMPENSATION POLICIES AND PRACTICES

The Compensation Committee believes that the design of the executive compensation program as outlined in the “Compensation Discussion and Analysis” above places emphasis on long-term incentives and competitive base salaries. While the annual cash incentive plan is tied to short-term performance, the Committee concluded that emphasis on long-term incentives appropriately balances risk and management’s motivations for our long-term success, including share price performance, with the interests of our long-term shareholders. Although our program is designed to pay-for-performance and provide incentive-based compensation, the incentive-driven elements of our compensation program contain various mitigating features to ensure management is not encouraged to take unnecessary risks in managing the business that could maximize short-term results at the expense of long-term value.

Discretion is provided to the Compensation Committee to set targets, monitor performance, and to exercise negative discretion in determining incentive plan payouts to our executive officers.

We believe that our compensation policies and practices do not encourage our executive officers to take excessive or unnecessary risks and are not reasonably likely to have a material adverse effect on the Company.

The table below summarizes the risk mitigation factors applicable to the primary elements of the Company’s executive compensation plans.

Base Salary Risk Mitigation Factors

Fixed Amount.    Base salary does not encourage risk-taking as it is a fixed amount.

Small Percentage of Total Compensation.    Base salary is a relatively small percentage of total direct compensation for executive officers.

Annual Cash Incentive Risk Mitigation Factors

Multiple Performance Factors.    The annual cash incentive plan uses multiple performance factors that encourage executives to focus on the overall strength of the business rather than a single financial measure.

Award Cap.    Awards payable to any individual are capped.

Management Processes.    Board and management processes are in place to oversee risk associated with the annual cash incentive plan, including, but not limited to, monthly and quarterly business performance reviews by management and regular business performance reviews by the Board of Directors and the Audit Committee.

Clawback Provision.    Robust forfeiture (“clawback”) terms accompany cash-based incentive awards for our executive officers.

Long-Term Equity Compensation Risk Mitigation Factors

Share Ownership Guidelines.    Share ownership guidelines align the executive interests with those of our long-term shareholders.

Vesting Schedule Overlaps.    The vesting schedules for long-term incentives overlap and, therefore, reduce an executive officer’s motivation to maximize performance in any one period.

Service-based Vesting.    Service-based vesting conditions with respect to equity grants encourage alignment with long-term shareholder interests.

Anti-Hedging/Anti-Pledging Policy.    The Company’s anti-hedging policy prohibits directors and our executive officers from purchasing any financial instrument that is designed to hedge or offset any decrease in the market value of our common stock, including prepaid variable forward contracts, equity swaps, collars and exchange funds. Our anti-pledging policy prohibits our Directors and executive officers from pledging our common stock as collateral.

Clawback Provision.    Robust forfeiture (“clawback”) terms accompany equity-based incentive awards for our executive officers.

SUMMARY COMPENSATION FOR FISCAL YEAR 2013

All references in this section to years are references to fiscal years unless otherwise noted. Our fiscal year ends October 31.

The following narratives, tables, footnotes and supplemental tables present the components of compensation for our named executive officers for the fiscal year ended October 31, 2013. The individual components of the compensation reflected in the Summary Compensation Table (“SCT”) for 2013 are:

•	Salary. Base salary earned by a named executive officer during 2013. Any amount of base salary deferred by a named executive officer is identified in footnote 1 to the table.

•	Bonus. We did not award any non-performance-based discretionary cash bonus to our named executive officers for 2013.

•

Stock Awards.    The awards disclosed in the “Stock Awards” column consist of restricted share grants and performance share grants for the 2013-2015, 2012-2014, and 2011-2013 performance periods. The calculations are based upon the grant date fair value of restricted shares and performance share units as calculated under FASB ASC Topic 718 for 2013, 2012, and 2011. Details about Long-Term Incentive Plan awards are included in the narrative accompanying the “Grants of Plan-Based Awards” table below. For performance share awards, grant date fair value disclosed in the SCT is based on the level at which the award is expected to pay out, rather than at the maximum possible payout. The maximum payout appears in a footnote to the table.

•

Option Awards.    The awards disclosed in the “Option Awards” column consist of option grants for our common stock. The award amounts represent the grant date fair value of stock options as calculated under FASB ASC Topic 718. Details about the option awards made during 2013 are included in the narrative accompanying the “Grants of Plan-Based Awards” table.

•

Non-Equity Incentive Plan Compensation.    The amounts disclosed under the “Non-Equity Incentive Plan Compensation” column represent compensation earned under the Annual Cash Incentive Plan. Further information concerning the Annual Cash Incentive Plan may be reviewed in Part II of the Compensation Discussion and Analysis section of this Proxy Statement under the caption “Annual Incentive Compensation.”

•

Change in Pension Value.    The amounts disclosed in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column represent any actuarial increase during the fiscal year in the pension value provided under our qualified defined benefit pension plan and non-qualified excess defined benefit pension plan. We do not pay above-market or preferential rates on the non-qualified deferred compensation of our named executive officers. A narrative discussion of our defined benefit pension plan and excess defined benefit pension plan accompanies the “Pension Benefits” table.

•

All Other Compensation.    The amounts disclosed in the “All Other Compensation” column include the combined value of the named executive officer’s perquisites, our matching contributions to the qualified deferred compensation 401(k) plan and non-qualified deferred compensation plan and other noted payments.

Summary Compensation Table

In this section we provide certain tabular and narrative information regarding the compensation of our principal executive and financial officers and our three other most highly compensated executive officers for 2013.

Name and Principal Position	Fiscal Year	Salary (1) $	Bonus $	Stock Awards (2) $	Option Awards (3) $	Non-Equity Incentive Plan Compen- sation (4) $	Change in Pension Value & Non- Qualified Deferred Compensation Earnings (5) $	All Other Compen- sation (6) $	Total $
Michael F. Hilton	2013	775,000	—	1,446,160	1,051,974	775,000	282,419	98,897	4,429,450
President and Chief Executive Officer	2012	725,000	—	1,279,700	950,543	1,016,088	537,215	73,649	4,582,195
	2011	700,000	—	1,146,150	859,250	1,400,000	359,825	50,044	4,515,269
Gregory A. Thaxton	2013	375,000	—	367,499	269,110	243,750	47,933	36,599	1,339,891
Senior Vice President and Chief	2012	345,000	—	290,119	224,674	325,499	653,505	32,513	1,871,310
Financial Officer	2011	330,000	—	254,700	195,909	396,000	483,963	24,467	1,685,039
John J. Keane	2013	367,000	—	397,694	291,128	177,261	—	41,701	1,274,784
Senior Vice President	2012	345,000	—	383,910	276,522	362,612	538,204	309,631	2,215,879
	2011	330,000	—	356,580	274,960	473,550	509,572	28,608	1,973,270
Peter G. Lambert	2013	320,000	—	280,194	207,948	137,760	—	27,737	973,639
Senior Vice President	2012	300,000	—	251,728	181,467	225,270	409,057	19,783	1,387,305
	2011	285,000	—	237,633	182,161	324,900	412,481	150,298	1,592,473
Gregory P. Merk	2013	289,000	—	256,158	185,930	128,750	476,663	166,141	1,502,642
Senior Vice President	2012	260,000	—	226,134	172,826	193,265	—	15,116	867,341

(1)	This column includes amounts of base salary deferred into the 2005 Deferred Compensation Plan: Mr. Hilton — $60,965, $43,495 and $40,923; Mr. Thaxton — $0, $36,085 and $23,227; Mr. Keane — $0, $29,200 and $22,539; and Mr. Lambert — $0, $17,769 and $0.

(2)	This column represents the grant date fair value of restricted shares and performance share units as calculated under FASB ASC Topic 718. The grant date fair value disclosed for performance share awards is based on target performance. The maximum performance share award amount with respect to each of the named executive officers is shown in the table below. The assumptions made in valuing share awards reported in this column for 2013 are discussed in Note 15, Stock-based Compensation to the consolidated financial statements included in our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2013.

Named Executive Officer	Fiscal Year	Maximum Performance Share Payout (Units)	Maximum Performance Share Payout ($)
Michael F. Hilton	2013	32,000	1,906,880
	2012	40,000	1,684,800
	2011	36,000	1,512,540

Gregory A. Thaxton	2013	8,200	488,638
	2012	9,000	379,080
	2011	8,000	336,120

John J. Keane	2013	8,800	524,392
	2012	12,000	505,440
	2011	11,200	470,568

Peter G. Lambert	2013	6,200	369,458
	2012	7,800	328,536
	2011	7,600	319,314

Gregory P. Merk	2013	5,600	333,704
	2012	7,000	294,840

(3)	This column represents the grant date fair value of the stock option award as calculated under FASB ASC Topic 718 as of the respective grant date for each award. The grant date fair value was determined using the Black-Scholes valuation model. For additional information regarding such grants, see the “Grants of Plan-Based Awards” table below. The aggregate grant date fair value may not correspond to the actual value that may be recognized by the named executive officer. The actual amount, if any, realized upon the exercise of stock options will depend upon the market price of our common shares relative to the exercise price per share of the stock option at the time of exercise.

The table below lists the assumptions used in 2013 to estimate the grant date fair value of stock options granted to the named executive officers and included in this column as of October 31, 2013:

Fiscal Year	Number of Shares Granted	Exercise Price	Expected Life (in years)	Dividend Yield	Volatility	Risk-Free Rate
2009	301,200	$14.37	6.2	1.36%	0.404	1.76%
2010	133,218	$29.05	6.2	1.37%	0.429	3.03%
2011	97,000	$43.32	6.3	1.28%	0.431	2.25%
2012	104,500	$43.73	6.1	1.20%	0.454	1.23%
2013	82,000	$61.59	6.1	1.01%	0.453	0.90%

The assumptions listed above differ slightly from those presented in Note 15, Stock-based Compensation to the consolidated financial statements included in our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2013. The assumptions in Note 15 represent all grantees and grant dates during each year.

See the “Grants of Plan-Based Awards” table for information with respect to the stock options granted in 2013 and the “Outstanding Equity Awards” table for information with respect to the stock options granted prior to 2013.

(4)	The amounts in this column represent the total non-equity incentive plan compensation we recognized in the respective fiscal year under our Annual Cash Incentive Plan and also include the portion of the annual incentive payout that was deferred by our named executive officers. These deferrals are noted in footnote 1 to the “Non-Qualified Deferred Compensation” table.

(5)	The amounts entered in this column include the aggregate change in the actuarial present value of the named executive officer’s accumulated benefits under the Nordson Corporation Salaried Employees Defined Benefit Pension Plan and Excess Defined Benefit Pension Plan. There were no above-market or preferential earnings on non-qualified deferred compensation. The present value amounts of the accumulated benefits were determined using assumptions discussed in Note 6, Retirement, Pension and other Post-retirement Plans to the consolidated financial statements included in our Annual Report on Form 10-K for the Fiscal Year ended October 31, 2013.

The following table provides further details to the increases or decreases by plan for 2013:

Named Executive Officer	Change in Pension Plan Value ($)	Change in Excess Pension Plan Value ($)	Total ($)
Michael F. Hilton	25,899	256,520	282,419
Gregory A. Thaxton	(75,353)	123,286	47,933
John J. Keane	(61,129)	(50,241)	(111,370)
Peter G. Lambert	(55,083)	31,500	(23,583)
Gregory P. Merk	16,680	459,983	476,663

(6)	The following tables describe each component of the “All Other Compensation” column in the Summary Compensation Table:

Named Executive Officer	Total Perquisites ($) (a)	Relocation Assistance ($) (b)	Tax Gross- Up Related to Relocation Assistance ($)	Company Contribu- tions to Tax- Qualified and Non-Qualified Plans ($)	Dividends Related to Share Based Plans ($)	Company Match of Charitable Contributions ($)	Total All Other Compensation ($)
Michael F. Hilton	11,666	—	—	64,113	12,157	10,961	98,897
Gregory A. Thaxton	5,979	—	—	22,508	3,308	4,804	36,599
John J. Keane	7,918	—	—	23,650	3,686	6,447	41,701
Peter G. Lambert	5,000	—	—	18,841	2,796	1,100	27,737
Gregory P. Merk	950	140,190	19,854	2,600	2,547	—	166,141

(a)	Total perquisites for 2013:

Named Executive Officer	Financial Planning ($)	Club Dues ($)	Executive Physicals ($)	Total Perquisites ($)
Michael F. Hilton	5,000	4,785	1,881	11,666
Gregory A. Thaxton	4,400	425	1,154	5,979
John J. Keane	5,000	—	2,918	7,918
Peter G. Lambert	5,000	—	—	5,000
Gregory P. Merk	950	—	—	950

(b)	Mr. Merk’s relocation assistance includes the incremental cost paid or incurred by us for his relocation from Brazil to the United States.

GRANTS OF PLAN-BASED AWARDS

We granted the following type of awards to our executive officers in 2013:

•

Annual Cash Incentive Awards — The Compensation Committee establishes measures for corporate financial performance at the beginning of a fiscal year. Any payouts are determined by actual fiscal year performance against the measures, and pre-established business segment performance measures (for our named executive officers that lead our business segments). Payout amounts are referred to in the following table as “ACI.”

•

Long-Term Incentive Awards — The Compensation Committee establishes long-term incentive awards for executive officers based on three-year cumulative performance measures as selected by the Committee. If the target measure is achieved, payout is 100% of the target award. The award is in the form of performance share units which are settled in unrestricted Nordson common shares on a one-for-one basis. The payout will vary based upon the actual three-year performance. However, the three-year performance threshold must be achieved before any payout is made. These awards are referred to in the following table as “LTI.”

•

Restricted Share Awards — Restricted shares are granted subject to restrictions on transferability. The shares may be voted but not sold or transferred during the restriction period. Cash dividends are paid on the restricted shares during the restriction period. Restricted shares vest on a pro-rata basis annually each year for three years following the date of grant. These awards are referred to in the following table as “RS.”

•

Stock Option Awards — Stock options have a term of ten years, become exercisable over a four-year period at the rate of 25% per year beginning one year from the grant date, and have an exercise price equal to the closing price of our common shares on the grant date. Each option permits the grantee to pay for the exercise price and satisfy tax-withholding obligations with previously owned common shares or with shares acquired upon exercise. Information with respect to each of these awards on a grant-by-grant basis is set forth in the table below. These awards are referred to in the following table as “Options.”

The impact of a termination of employment of an executive officer on these plan-based awards is discussed in the “Potential Benefits Upon Termination” section of this Proxy Statement.

Grants of Plan-Based Awards

The following table and footnotes present the components of the plan-based grants made to our named executive officers during 2013.

			Estimated Future Payouts Under Non-equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Plan	Grant Date	$	$	$	#	#	#	#	#	$/sh	$
Michael F. Hilton	ACI	Nov. 28, 2012	387,500	775,000	1,550,000	—	—	—	—	—	—	—
	LTI	Nov. 28, 2012	—	—	—	8,000	16,000	32,000	—	—	—	953,440
	RS	Nov. 28, 2012	—	—	—	—	—	—	8,000	—	—	492,720
	Options	Nov. 28, 2012	—	—	—	—	—	—	—	43,000	61.59	1,051,974
Gregory A. Thaxton	ACI	Nov. 28, 2012	121,875	243,750	487,500	—	—	—	—	—	—	—
	LTI	Nov. 28, 2012	—	—	—	2,050	4,100	8,200	—	—	—	244,319
	RS	Nov. 28, 2012	—	—	—	—	—	—	2,000	—	—	123,180
	Options	Nov. 28, 2012	—	—	—	—	—	—	—	11,000	61.59	269,110
John J. Keane	ACI	Nov. 28, 2012	128,450	256,900	513,800	—	—	—	—	—	—	—
	LTI	Nov. 28, 2012	—	—	—	2,200	4,400	8,800	—	—	—	262,196
	RS	Nov. 28, 2012	—	—	—	—	—	—	2,200	—	—	135,498
	Options	Nov. 28, 2012	—	—	—	—	—	—	—	11,900	61.59	291,128
Peter G. Lambert	ACI	Nov. 28, 2012	96,000	192,000	384,000	—	—	—	—	—	—	—
	LTI	Nov. 28, 2012	—	—	—	1,550	3,100	6,200	—	—	—	184,729
	RS	Nov. 28, 2012	—	—	—	—	—	—	1,550	—	—	95,465
	Options	Nov. 28, 2012	—	—	—	—	—	—	—	8,500	61.59	207,948
Gregory P. Merk	ACI	Nov. 28, 2012	79,475	158,950	317,900	—	—	—	—	—	—	—
	LTI	Nov. 28, 2012	—	—	—	1,400	2,800	5,600	—	—	—	166,852
	RS	Nov. 28, 2012	—	—	—	—	—	—	1,450	—	—	89,306
	Options	Nov. 28, 2012	—	—	—	—	—	—	—	7,600	61.59	185,930

(1)	These columns show the estimated dollar value of the potential payout under the Annual Cash Incentive Plan at threshold, target or maximum payout levels. The Committee’s process to determine payouts under the Annual Cash Incentive Plan is described in Part II of the Compensation Discussion and Analysis under the caption “Annual Cash Incentive Compensation.”

(2)	These columns show the potential number of shares to be paid out for our named executive officers under our Long-Term Incentive Plan at threshold, target or maximum performance. The measures and potential payouts are described in more detail in Part II of the Compensation Discussion and Analysis under the caption “Long Term Incentive Compensation.” The grant date fair value based on target performance for these performance awards is included in the “Stock Awards” column of the Summary Compensation Table.

(3)	Values in this column reflect the grant date fair value for stock option awards and performance share unit awards determined in accordance with FASB ASC Topic 718. The grant date fair value of the performance share unit awards (LTI) are at target. The grant date fair value based on payout at the maximum performance level is: Mr. Hilton — $1,906,880; Mr. Thaxton — $488,638; Mr. Keane — $524,392; Mr. Lambert — $369,458; and Mr. Merk — $333,704. The actual amounts that will be received by the named executive officer will be determined at the end of the performance period based upon our actual performance, which may differ from the performance that was probable at the date of grant.

For establishing grant date fair value of stock options, we use the Black-Scholes option pricing model to calculate the fair value of stock options. The key assumptions for the Black-Scholes valuation method include the expected life of the option, stock price volatility, the risk-free interest rate, dividend yield and exercise price. The exercise price of stock options is the fair market value of our common shares on the date of grant. The following table sets forth the assumptions used in the calculation of the amounts for stock option awards presented in the table:

a.	Expected Volatility: 0.453.

b.	Risk-Free Interest Rate: The rate available at the time the grant was made on zero-coupon U.S. Government issues with a remaining term equal to the expected life: 0.90%.

c.	Dividend Yield: 1.01% based on the historical dividend yield.

d.	Expected Life: 6.1 years.

The calculations for the fair value of restricted shares are based upon the grant date fair value of restricted share awards determined using the market price of common stock at the grant date.

OUTSTANDING EQUITY AWARDS AT OCTOBER 31, 2013

The following narrative, table and footnotes describe equity awards granted to our named executive officers under our Long-Term Performance Plan that were outstanding as of the end of 2013:

•

2012-2014 Long-Term Incentive Plan Awards (disclosed as “2012 LTIP” awards in the “Stock Awards” columns). The 2012-2014 performance period began November 1, 2011 and concludes October 31, 2014. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•

2013-2015 Long-Term Incentive Plan Awards Performance Share Program Awards (disclosed as “2013 LTIP” awards in the “Stock Awards” columns). The 2013-2015 performance period began November 1, 2012 and concludes October 31, 2015. Settlement of these awards will be in the form of unrestricted Nordson common shares on a one-for-one basis. The ultimate value of the awards will depend on the number of share units earned and the price of our common shares at the time of settlement.

•	Restricted Share Awards (disclosed in the “Stock Awards” columns). Consist of the unvested restricted share grants to named executive officers.

•

Stock Option Awards (disclosed in the “Option Awards” columns). Consist of outstanding stock options granted to our named executive officers. Stock options have a term of ten years and become exercisable over a four year period at the rate of 25% per year, beginning one year from the grant date.

Outstanding Equity Awards

The following table sets forth information with respect to performance share awards, restricted share awards and stock options held by our named executive officers as of October 31, 2013. Dates noted below the names of the named executive officers represent grant dates for stock options and restricted shares.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexer- cised Options - Exercis- able (1) (#)	Number of Securities Underlying Unexer- cised Options- Unexercis- able (1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested (4) ($)
Michael F. Hilton
2012 LTIP	—	—	—	—	—	—	40,000	2,883,600
2013 LTIP	—	—	—	—	—	—	32,000	2,306,880
Restricted Shares
7-Dec-2010	—	—	—	—	3,000	216,270	—	—
28-Nov-2011	—	—	—	—	6,667	480,624	—	—
28-Nov-2012	—	—	—	—	8,000	576,720	—	—
Stock Options:
16-Jan-2010 (5)	51,913	17,305	30.70	16-Jan-2020	—	—	—	—
7-Dec-2010	25,000	25,000	43.32	07-Dec-2020	—	—	—	—
28-Nov-2011	13,750	41,250	43.73	28-Nov-2021	—	—	—	—
28-Nov-2012	—	43,000	61.59	28-Nov-2022	—	—	—	—
Gregory A. Thaxton
2012 LTIP	—	—	—	—	—	—	9,000	648,810
2013 LTIP	—	—	—	—	—	—	8,200	591,138
Restricted Shares
7-Dec-2010	—	—	—	—	668	48,156	—	—
28-Nov-2011	—	—	—	—	1,534	110,586	—	—
28-Nov-2012	—	—	—	—	2,000	144,180	—	—
Stock Options:
5-Dec-2007	4,800	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-2008	13,100	—	14.37	4-Dec-2018	—	—	—	—
3-Dec-2009	7,500	3,750	27.26	3-Dec-2019	—	—	—	—
7-Dec-2010	5,700	5,700	43.32	7-Dec-2020	—	—	—	—
28-Nov-2011	3,250	9,750	43.73	28-Nov-2021	—	—	—	—
28-Nov-2012	—	11,000	61.59	28-Nov-2022	—	—	—	—
John J. Keane
2012 LTIP	—	—	—	—	—	—	12,000	865,080
2013 LTIP	—	—	—	—	—	—	8,800	634,392
Restricted Shares
7-Dec-2010	—	—	—	—	936	67,476	—	—
28-Nov-2011	—	—	—	—	2,000	144,180	—	—
28-Nov-2012	—	—	—	—	2,200	158,598	—	—
Stock Options:
5-Dec-2007	6,900	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-2008	45,400	—	14.37	4-Dec-2018	—	—	—	—
3-Dec-2009	17,700	5,900	27.26	3-Dec-2019	—	—	—	—
7-Dec-2010	8,000	8,000	43.32	7-Dec-2020	—	—	—	—
28-Nov-2011	4,000	12,000	43.73	28-Nov-2021	—	—	—	—
28-Nov-2012	—	11,900	61.59	28-Nov-2022	—	—	—	—

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexer- cised Options - Exercis- able (1) (#)	Number of Securities Underlying Unexer- cised Options- Unexercis- able (1) (#)	Option Exercise Price $/sh	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested (3) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights Not Vested (4) ($)
Peter G. Lambert
2012 LTIP	—	—	—	—	—	—	7,800	562,302
2013 LTIP	—	—	—	—	—	—	6,200	446,958
Restricted Shares
7-Dec-2010	—	—	—	—	600	43,254	—	—
28-Nov-2011	—	—	—	—	1,334	96,168	—	—
28-Nov-2012	—	—	—	—	1,550	111,740	—	—
Stock Options:
5-Dec-2007	3,400	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-2008	11,400	—	14.37	4-Dec-2018	—	—	—	—
3-Dec-2009	6,600	3,300	27.26	3-Dec-2019	—	—	—	—
7-Dec-2010	5,300	5,300	43.32	7-Dec-2020	—	—	—	—
28-Nov-2011	2,625	7,875	43.73	28-Nov-2021	—	—	—	—
28-Nov-2012	—	8,500	61.59	28-Nov-2022	—	—	—	—
Gregory P. Merk
2012 LTIP	—	—	—	—	—	—	7,000	504,630
2013 LTIP	—	—	—	—	—	—	5,600	403,704
Restricted Shares
7-Dec-2010	—	—	—	—	536	38,640	—	—
28-Nov-2011	—	—	—	—	1,200	86,508	—	—
28-Nov-2012	—	—	—	—	1,450	104,531	—	—
Stock Options:
9-Dec-2004	3,600	—	18.46	9-Dec-2014	—	—	—	—
7-Dec-2005	2,400	—	19.25	7-Dec-2015	—	—	—	—
22-Nov-2006	15,600	—	24.39	22-Nov-2016	—	—	—	—
5-Dec-2007	13,600	—	26.46	5-Dec-2017	—	—	—	—
4-Dec-2008	22,800	—	14.37	4-Dec-2018	—	—	—	—
3-Dec-2009	9,150	3,050	27.26	3-Dec-2019	—	—	—	—
7-Dec-2010	4,500	4,500	43.32	7-Dec-2020	—	—	—	—
28-Nov-2011	2,500	7,500	43.73	28-Nov-2021	—	—	—	—
28-Nov-2012	—	7,600	61.59	28-Nov-2022	—	—	—	—

(1)	Amounts in these columns represent vested and unvested stock options granted for 2004 through 2013. The options are exercisable in four equal annual installments (25% of grant per year), commencing one year after the grant date. As of October 31, 2013, none of the options granted during 2013 had vested. The options granted to Mr. Merk in 2004 and 2005 vested at a rate of 20% per year for five years.

(2)	Amounts in these columns represent restricted share grants that have not vested as of October 31, 2013. Restricted shares vest in three equal annual installments, commencing one year after grant date. Market Value was calculated by multiplying the closing price of our common shares on October 31, 2013 — $72.09 per share — by the number of unvested shares.

(3)	This column reflects performance shares granted in 2012 and 2013. These shares are conditioned upon performance during three-year cycles ending on October 31, 2014 and October 31, 2015, respectively. The payouts will be determined following the Compensation Committee’s verification of performance at the close of the respective performance period.

(4)	The 2012-2014 and 2013-2015 performance period awards are shown at maximum payout since the target performance level would be exceeded based on performance to date.

(5)	Upon his employment as President and Chief Executive Officer, Mr. Hilton was granted 69,218 stock options pursuant to the employment agreement we entered into with Mr. Hilton. These options are exercisable in four equal installments (25% of grant per year), commencing January 16, 2011.

OPTION EXERCISES AND STOCK VESTED TABLES

The following tables set forth information with respect to the stock options exercised, restricted shares vested and performance share unit awards during 2013, before payment of any applicable withholding tax and broker commissions.

	Option Awards		2011-2013 LTIP Payout
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Michael F. Hilton	—	—	36,000	2,655,720
Gregory A. Thaxton	2,000	87,490	8,000	590,160
John J. Keane	—	—	11,200	826,224
Peter G. Lambert	—	—	7,600	560,652
Gregory P. Merk	3,600	185,416	6,400	472,128

(1)	Settlement of vested share unit payouts occurred on January 3, 2014. The closing price of our common shares was $73.77 on January 3, 2014. Mr. Hilton deferred 32,400 units having a settlement date value of $2,390,148 and Mr. Merk deferred 640 units having a settlement date value of $47,213 under the 2005 Deferred Compensation Plan.

	Stock Awards (1)
	Restricted shares (Vested 11/28/12)		Restricted shares (Vested 12/3/12)		Restricted shares (Vested 12/7/12)		Restricted shares (Vested 1/16/13)		Restricted shares (Vested 7/7/13)
Named Executive Officer	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael F. Hilton	3,333	205,279	—	—	3,000	189,840	6,842	449,040	—	—
Gregory A. Thaxton	766	47,178	—	—	666	42,144	—	—	1,468	104,052
John J. Keane	1,000	61,590	4,000	246,040	932	58,977	—	—	1,000	70,880
Peter G. Lambert	666	41,019	—	—	600	37,968	—	—	1,336	94,696
Gregory P. Merk	600	36,954	—	—	532	33,665	—	—	1,200	85,056

(1)	Value realized was calculated by multiplying the closing price of our common shares on the date restrictions expire by the number of shares acquired:

•	November 28, 2012 ($61.59 per share);

•	December 3, 2012 ($61.51 per share);

•	December 7, 2012 ($63.28 per share);

•	January 16, 2013 ($65.63 per share);

•	July 7, 2013 ($70.88 per share).

PENSION BENEFITS TABLE

The following table, narrative and footnotes set forth the actuarial present value of, and other information about, the pension benefits accumulated by each of our named executive officers for 2013.

Named Executive Officer	Plan Name	Number of Years Credited Service #	Present Value of Accumulated Benefit (1)(2) $	Payments During Last Fiscal Year $
Michael F. Hilton	Salaried Employees Pension Plan	—	—	—
	Excess Defined Benefit Pension Plan (3)	3.75	1,261,490	—
Gregory A. Thaxton	Salaried Employees Pension Plan	24.0	677,190	—
	Excess Defined Benefit Pension Plan	24.0	1,187,833	—
John J. Keane	Salaried Employees Pension Plan	21.0	594,826	—
	Excess Defined Benefit Pension Plan	21.0	1,410,823	—
Peter G. Lambert	Salaried Employees Pension Plan	20.5	595,148	—
	Excess Defined Benefit Pension Plan	20.5	825,162	—
Gregory P. Merk (4)	Salaried Employees Pension Plan	0.75	16,680	—
	Excess Defined Benefit Pension Plan	19.33	459,983	—

(1)	For the Salaried Employees Pension Plan, the actuarial assumptions used to determine the present value of the accumulated benefit at October 31, 2013 are:

•	measurement date of October 31;

•	each participant’s benefit commences at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2013 using a discount rate of 4.40%;

•	the benefits are payable as a single life annuity; and

•	post-retirement mortality based on the 2013 Plan Year IRC 430 Non-annuitant Mortality Table Projected to 2028.

(2)	For the Excess Defined Benefit Pension Plan, the calculation of the present value of the accumulated benefit assumes that each participant’s benefit is payable as a lump sum commencing at age 65, the age at which retirement may occur without any age-based reduction in benefits, discounted to October 31, 2013 using a discount rate of 4.40%, a lump sum interest rate of 3.68% and post-retirement mortality based on the 2013 Plan Year IRC 430 Non-annuitant Mortality Table Projected to 2028.

(3)	Under the terms of his employment agreement, Mr. Hilton has an individual non-qualified supplemental pension benefit that treats Mr. Hilton as if he were fully vested in the Salaried Employees Pension Plan, solely in the event that Mr. Hilton experiences a termination due to death, disability, or without cause, or resignation with good reason (whether or not in connection with a change-in-control), as those terms are defined in the employment agreement, prior to becoming one hundred percent (100%) vested in the Salaried Employees Pension Plan. This benefit would be paid under the non-qualified Excess Defined Benefit Pension Plan. Once Mr. Hilton has accrued sufficient service to be fully vested in the Salaried Employees Pension Plan, we will have no obligation to provide this supplemental individual pension benefit.

(4)	Mr. Merk became a participant in the Salaried Employees Pension Plan and the Excess Defined Benefit Pension Plan effective February 1, 2013. He receives benefit service credit for his past service with Nordson under the Excess Defined Benefit Pension Plan.

Salaried Employees Pension Plan

We sponsor the Nordson Corporation Salaried Employees Pension Plan (the “Salaried Employees Pension Plan”), a pension plan for our U.S.-based salaried employees, including our U.S.-based named executive officers. Benefits under the pension plan are based on a “final average pay,” which means the monthly average of the highest aggregate compensation (base salary and annual cash incentive payment) for 60 months of the 120 most recent consecutive months prior to retirement. Compensation used to determine benefits under the Salaried Employees Pension Plan may not exceed the limit under the Internal Revenue Code.

Normal retirement age under the Salaried Employees Pension Plan is age 65. Employees who retire on or after age 55 may begin receiving their benefit immediately but experience a reduction in the benefit for every year prior to age 65 that the benefit begins. Employees become 100% vested in their benefit at the earlier of age 55, or after five years of service. The benefits are further reduced by benefits received under the Social Security program.

If the employee dies prior to receiving the vested benefit, the surviving spouse, if any, will receive a 50% survivor annuity for the rest of the surviving spouse’s life. Benefits under the Salaried Employees Pension Plan become payable on the first of the month following retirement, absent any election by a participant to commence the payment of benefits at a different time. Benefits are payable in one of the following ways:

•

Life Only Annuity.    If a participant is not married or has been married less than 12 months when payments begin and does not elect an optional payment method, he or she will receive the full amount of his or her benefit in equal monthly installments for the rest of his or her life. Payments begin on the first of the month following the retirement date. After death, no additional payments are made.

•

50% Joint & Survivor Annuity.    If a participant is married for at least 12 months when payments begin, he or she will receive his or her benefit as a 50% Joint & Survivor Annuity, absent election of (and spousal consent for) an optional payment form. Under this option, a participant will receive a reduced monthly benefit during his or her lifetime. After the participant’s death, his or her spouse receives a benefit equal to 50% of the monthly benefit the participant was receiving. If the spouse dies before the participant, but after the participant begins receiving payments, the participant will continue to receive the same benefit amount during his or her lifetime and no additional payments are made after death.

•

100% (or 75%) Joint & Survivor Annuity.    A participant will receive a reduced lifetime benefit under this option. The participant names a beneficiary and chooses the percentage of his or her benefit to continue to that individual after the participant’s death. After death, the beneficiary receives the percentage of benefit elected (100% or 75%) for the remainder of his or her life. The participant’s age at the date the benefit commences, the beneficiary’s age and the percentage elected to continue after death affect the amount of the benefit received during the participant’s lifetime.

•

10 Year Certain Annuity.    A participant will receive a reduced lifetime benefit in equal monthly installments with payments guaranteed for at least ten years under this option. Payments continue for the rest of the participant’s life even if he or she lives longer than the period of time elected. However, if the participant receives less than 120 payments before death, the same monthly benefit continues to the beneficiary until the combined total number of installment payments are made.

•

Level Income Option.    This option allows a participant to receive an increased monthly payment from the pension plan initially if a participant retires early and begins receiving payments from the pension plan before he or she is eligible for Social Security benefits. After Social Security benefits begin, the monthly payment from the pension plan is reduced. This option does not provide any survivor benefit and, therefore, no benefit is payable after death.

Excess Defined Benefit Pension Plan

We also sponsor an Excess Defined Benefit Pension Plan for our U.S.-based executive officers. This plan is a non-tax qualified supplemental plan designed to work in conjunction with the Salaried Employees Pension Plan. The pension benefit outlined above for the Salaried Employees Pension Plan is calculated as if there were no compensation limits under the Internal Revenue Code. Then, the maximum benefit allowable is paid out under the Salaried Employees Pension Plan and the balance is paid out under the Excess Defined Benefit Pension Plan. In addition to the benefit payout alternatives listed above, under the Excess Defined Benefit Pension Plan, our executive officers may elect a lump sum payout of the benefit following termination of employment.

Benefits under the Excess Defined Benefit Pension Plan are unsecured and are payable from our general assets. Payments will be delayed if and to the extent payment within six months of the termination of employment will result in the imposition of additional taxes on the executive officer pursuant to Section 409A of the Internal Revenue Code. Payments delayed due to Section 409A rules will accrue interest during the deferral period at the 10-year Treasury bill rate in effect on the first business day of the Excess Defined Benefit Pension Plan year in which the delayed payment period commences.

NON-QUALIFIED DEFERRED COMPENSATION

The following table sets forth the contributions, earnings, withdrawals or distributions and aggregate balances for the named executive officers in 2013.

	2005 Deferred Compensation Plan
Named Executive Officer	Executive Contributions in Last Fiscal Year (1) ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate With- drawals / Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Michael F. Hilton	2,989,066	56,463	324,034	—	3,687,790
Gregory A. Thaxton	745,082	14,858	309,320	—	2,082,389
John J. Keane	30,000	16,000	287,224	—	1,708,032
Peter G. Lambert	22,384	11,332	21,274	—	115,528
Gregory P. Merk	21,505	—	3,131	—	24,637

(1)	This column includes:

(a)	amounts of base salary each named executive officer deferred in 2013: Mr. Hilton — $39,346; Mr. Thaxton — $31,731; Mr. Keane — $25,200; Mr. Lambert — $18,954; and Mr. Merk — $21,505. These amounts deferred are included in the “Salary” column of the Summary Compensation Table and also noted in footnote number 1 to that table.

(b)	amount of annual cash incentive compensation Mr. Hilton deferred was $60,965.

(c)	For the 2011-2013 long-term performance payout, Mr. Hilton deferred 32,400 units having a settlement date value of $2,390,148 and Mr. Merk deferred 640 units having a settlement date value of $47,213.

Deferred Compensation Plan

Under the 2005 Deferred Compensation Plan, our executive officers may elect to defer up to 100% of their base pay and annual cash incentive compensation and 90% of their long-term incentive plan payout each year. An executive officer may elect to invest in a number of investment accounts designated by the Compensation Committee, including an account comprised of units of our common shares. The cash investment accounts mirror the investment funds and investment returns provided under our qualified defined contribution 401(k) plan, although the plans are not linked. The number of units credited to the share unit account is based on the closing price of our common shares on the day the share units are credited to the account and includes additional share units credited for quarterly dividends paid on our common shares.

Distributions are made in either a lump sum or installments based upon the executive officer’s annual election. An executive officer may elect to receive payment in the form of a single lump sum or periodic payments over a period of 5, 10 or 15 years. No later than 12 months prior to a distribution, an executive officer may make an election to change the payment date or form of payment, provided that the distribution occurs at least 5 years after the original date of distribution previously elected by the executive officer.

The Internal Revenue Service places limits on amounts that “highly compensated employees,” such as our executive officers, may contribute to 401(k) plans. Correspondingly, because of these limits, matching contributions to the 401(k) plan accounts of our executive officers in 2013 were limited. In order to restore any matching contribution amount that may have been forgone by our executive officers because of this limitation, we provide executive officers the opportunity to capture this potentially lost match in the deferred compensation plan. This restoration match is made to the executive officers who defer at least a minimum portion of their base salary.

Upon an executive officer’s death, payment will be made to a designated beneficiary. For all distributions, cash will be paid with respect to the cash accounts and our common shares will be issued equal to the number of share units in the executive officer’s share equivalent unit account.

In order to permit deferrals and payouts that comply with Section 409A of the Internal Revenue Code, we adopted the 2005 Deferred Compensation Plan effective for deferrals by the executive officers after January 1, 2005. On December 10, 2008, the Compensation Committee adopted the Amended and Restated 2005 Deferred Compensation Plan to bring the plan into compliance with final rules issued under Section 409A.

The investment options under the 2005 Deferred Compensation Plan for 2011, 2012 and 2013 were as follows:

Investment Funds	2011 Return %	2012 Return %	2013 Return %
Investment Contract	3.29%	2.72%	3.00%
Money Market (B)	0.08%	0.03%	(0.59%)
Large Cap Value (500 Index B)	7.62%	15.89%	26.11%
Large Cap Blend (Equity-Income)	5.57%	17.52%	26.61%
Large Cap Growth (Blue Chip Growth)	6.88%	17.20%	35.49%
International Equity Index (B)	-4.82%	10.17%	19.34%
Nordson Stock (includes dividends)	19.98%	49.43%	23.19%

POTENTIAL BENEFITS UPON TERMINATION

The following tables and narrative reflect the impact a loss of employment in each of the following scenarios has on executive compensation and benefits: termination for cause or voluntary separation, death, long-term disability, retirement, termination without cause or for good reason and payments in connection with a termination following a change-in-control.

Payout of account balances of our executive officers’ deferred compensation plan accounts, qualified and excess defined benefit pension plans and qualified defined contribution (401(k)) plan would be made under the distribution provisions of those plans.

No additional or enhanced payments would be made to an executive officer for termination for cause or voluntary separation.

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death, Disability or Retirement At Normal Age (age 65) (1)(2)	Termination Due to Early Retirement (age 55) (2)	Involuntary Termination (3) / Termination Without Cause or for Good Reason (4)	Termination following a Change-in-Control (5)
Severance (Cash)	None	None	None

Chief Executive Officer Only:

a) an amount equal to (i) two times annual base salary at the rate in effect on the date of termination, plus (ii) an amount equal to two times the greater of: (x) ninety percent (90%) of annual base salary, or (y) target annual cash incentive payout payable in the fiscal year in which a termination occurs; and

(b) a pro-rated amount of annual cash incentive for such fiscal year based upon actual performance in such fiscal year, as determined at the end of the applicable performance period.

Lump sum cash payment equal to two times the sum of the executive officer’s annual base salary and annual cash incentive compensation (at target payout)

Stock Options (Unvested)	Forfeited	• Death or Disability: full vesting (6) • Retirement at 65: vesting continues	Vesting Continues (7)	Forfeited	Vest Upon A Change-in-Control

Benefit or Payment	Termination for Cause or Voluntary Termination	Termination Due to Death, Disability or Retirement At Normal Age (age 65) (1)(2)	Termination Due to Early Retirement (age 55) (2)	Involuntary Termination (3) / Termination Without Cause or for Good Reason (4)	Termination following a Change-in-Control (5)

Restricted shares (Unvested)	Forfeited	Full vesting	Pro-rated vesting based on number of months of service since grant date	Chief Executive Officer Only: Full vesting. All others: Forfeited	Vest Upon A Change-in-Control

Performance Share Program	Forfeited	Pro-rated payout determined at the conclusion of the respective performance period	Pro-rated payout determined at the conclusion of the respective performance period	Forfeited	Accelerated vesting with payout based on performance at target as of the date of change-in-control

Excess Defined Pension Benefit	No enhancement	No enhancement	No enhancement	No enhancement	Two (2) additional years of age and benefit service

Paid Health Care Benefits	No	No	No	No	Yes

Professional Outplacement Services	No	No	No	No	Yes (up to $50,000)

Excise and Related Income Tax Gross Up	No	No	No	No	Yes

(1)	The disability benefit payable under the long-term disability plan is funded through a group life insurance policy. Any amounts due to an executive officer above the maximum disability payment provided by the long-term disability policy ($25,000 per month) would be paid from our general assets.

(2)	Predicated upon retirement under the Company-sponsored pension plan. However, in the event of retirement, stock option and restricted share grants made less than 12 months prior to date of termination of employment are forfeited.

(3)	Presumes involuntary termination was not due to a violation of the Company’s Code of Ethics and Business Conduct.

(4)	We have no contractual obligation to provide severance payments or benefits to an executive officer whose employment is terminated without cause, other than with respect to Mr. Hilton under his employment agreement. Severance benefits due Mr. Hilton in the event of a termination without cause or a resignation for good reason are discussed under the caption “Severance Agreements” in the Compensation Discussion and Analysis of this Proxy Statement.

If any negotiated severance arrangement were entered into between us and an executive officer for severance payments, we would require the executive officer to sign a general release and waiver of claims against us and would typically require compliance with confidentiality and non-compete restrictions. Any agreed-upon severance payment will be subject to delay in the commencement of payments required by Section 409A of the Internal Revenue Code.

“Cause” and “Good Reason” are discussed in the “Severance Agreement” section of the Compensation Discussion and Analysis section of this Proxy Statement.

(5)	A change-in-control occurs if and when:

•

a report is filed with the SEC on Schedule 13D or Schedule 14D-1 (or any successor schedule, form, or report), each as promulgated pursuant to the Exchange Act, disclosing that any “person” (as the term “person” is used in Section 13(d) or Section 14(d)(2) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities representing 35% or more of the combined voting power of our then outstanding securities eligible to vote for the election of the Board of Directors;

•

during any period of 24 consecutive months, individuals who, at the beginning of such 24-month period were our directors, which we refer to as the incumbent board, cease to constitute at least a majority of the Board of Directors, unless the election, or nomination for election, of any person becoming a director subsequent to the beginning of such 24-month period was approved by a vote of at least two-thirds of the incumbent board;

•	all or substantially all of our assets are sold in a single transaction or a series of related transactions to a single purchaser or a group of affiliated purchasers; or

•

we are merged or consolidated with another corporation and, as a result, securities representing less than 50% of the combined voting power of the surviving or resulting corporation’s securities (or of the securities of a parent corporation in case of a merger in which the surviving or resulting corporation becomes a wholly-owned subsidiary of the parent corporation) are owned in the aggregate by holders of our securities immediately prior to such merger or consolidation.

Upon a change-in-control, all outstanding equity compensation awards vest immediately. Unlike the “double trigger” discussed above, no termination of employment is required for the accelerated vesting of the awards. This “single-trigger” vesting provides our named executive officers with the same opportunity as our shareholders to realize the value created by the transaction.

(6)	Vested options may be exercised for the life of the option.

(7)	Vested options may be exercised for the earlier of (i) five (5) years following retirement date or (ii) the life of the option.

Payments and Benefits Assuming Termination as of October 31, 2013

The following table reflects the estimated value of enhanced payments and benefits that the named executive officers would receive under various termination scenarios assuming that termination occurred as of the last business day of fiscal year 2013 – October 31, 2013.

In estimating the amounts reflected in the following table, we also used the following general assumptions and principles:

•

no amounts for 2013 base salary or payouts under the Annual Cash Incentive Plan and 2011-2013 Long-Term Incentive Plan are included in the following tables because the amounts are already earned as of October 31, 2013 and are not enhanced by any of the triggering events;

•	amounts were calculated based on each named executive officer’s age, compensation and years of service as of October 31, 2013;

•	the value of our common shares on October 31, 2013 was $72.09 per share;

•	unvested stock options that vest were valued at an amount per share equal to the difference between $72.09 and the grant price per share for each of the stock options;

•

no amounts were included for account balances in our qualified defined contribution 401(k) plan because this plan is available to all U.S.-based salaried employees who have worked the minimum amount of hours required to receive this benefit;

•

no amounts were included for balances in named executive officers’ deferred compensation account. Fiscal year-end deferred account balances are reported in the Non-Qualified Deferred Compensation table.

•	the value of benefits and payments that are generally available to all employees on a non-discriminatory basis are not included;

•	the value of performance share units for termination other than voluntary termination or termination due to cause was determined using payout at target performance;

•

the value of accelerated unvested restricted and/or performance shares is based on shares outstanding as of October 31, 2013 as shown in the Outstanding Equity Awards table. Value is determined by multiplying the number of shares by the closing price of our common shares on October 31, 2013;

•

none of the named executive officers is qualified to receive a pension benefit as of October 31, 2013. The actuarial present value of the deferred vested benefit under our Salaried Employees Pension Plan for each named executive officer may be found in the Pension Benefits table; and

•

calculation of post-termination payout of the Excess Defined Benefit Pension Plan assumes a lump sum payout. Other assumptions used in the calculation are noted in footnote 2 to the Pension Benefits table. The payout amount in the event of a qualifying termination following a change-in-control reflects an additional two years of age and two years of service.

Although the calculations are intended to provide reasonable estimates of the potential benefits, they are based on numerous assumptions and may not represent the actual amount a named executive officer would receive if an eligible termination event were to occur. The actual amounts that would be paid to the named executive officers under each scenario can only be determined at the actual time of termination.

	Death, Disability Retirement (At Normal Age 65) ($)	Early Retirement (Age 55) ($)	Involuntary Termination/ Termination Without Cause or for Good Reason (1) ($)	Qualifying Termination Following Change- in-Control ($)
Michael F. Hilton	5,676,148	2,353,130	1,273,614	22,429,312
Gregory A. Thaxton	1,341,827	545,557	—	7,587,313
John J. Keane	1,724,273	699,272	—	9,224,049
Peter G. Lambert	1,126,094	462,335	—	5,165,438
Gregory P. Merk	1,023,869	435,902	—	5,376,091

(1)	Mr. Hilton is the only named executive officer eligible to receive severance and full vesting of restricted shares in the event he terminates his employment “for good reason,” absent a change-in-control. No enhancements are provided to the other named executive officers in this termination scenario.

APPENDIX A

AUDIT COMMITTEE REPORT

January 17, 2014

To: The Board of Directors of Nordson Corporation

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended October 31, 2013 (the “Audited Financial Statements”). In addition, we have discussed with Ernst & Young LLP (“E&Y”), the principal independent registered public accounting firm for the Company, the matters required by Auditing Standard No. 61, as adopted by the Public Accounting Oversight Board.

The Committee also has received the written disclosures and the letter from E&Y required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. We have discussed with E&Y its independence from management and the Company, including the compatibility of non-audit services with E&Y’s independence.

Based on the foregoing review and discussions and relying thereon, we have recommended to our Board of Directors the inclusion of the Audited Financial Statements in our Annual Report on Form 10-K for the year ended October 31, 2013.

This Audit Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Exchange Act.

This report has been furnished by the members of the Audit Committee:

Michael J. Merriman, Jr., Chairman

Randolph W. Carson

Arthur L. George, Jr.

Frank M. Jaehnert

YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR PROXY ACCORDING TO THE INSTRUCTIONS ON THE PROXY/VOTING INSTRUCTION CARD.

NORDSON CORPORATION 28601 CLEMENS ROAD WESTLAKE, OH 44145-1119

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 11:59 P.M. Eastern Standard Time, the day before the cut-off date.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M64916-P45529-Z62137	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORDSON CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR Proposals 1, 2 and 3:
Proposal 1.	Election of Directors	☐	☐	☐
Nominees:
01) Joseph P. Keithley
02) Michael J. Merriman, Jr.
03) Mary G. Puma

						For	Against	Abstain
Proposal 2.	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2014.					☐	☐	☐
Proposal 3.	Advisory vote to approve named executive officer compensation.					☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report and Shareholder Letter are available at www.proxyvote.com.

 — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

M64917-P45529-Z62137

NORDSON CORPORATION

Annual Meeting of Shareholders

February 25, 2014

This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Arthur L. George, Jr. and Frank M. Jaehnert or any of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of NORDSON CORPORATION that the shareholder(s) or Plan Participant(s) is/are entitled to vote at the Annual Meeting of Shareholders, or any postponement or adjournment thereof, at Nordson Corporation, 28601 Clemens Rd., Westlake, OH 44145 and at their discretion to cumulate votes in the election of directors if cumulative voting is invoked by a shareholder through proper notice to Nordson Corporation.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If cumulative voting is invoked, by a shareholder through proper notice to Nordson Corporation, this proxy will give the proxy holders authority, in their discretion, to cumulate all votes to which the shareholder is entitled with respect to the shares represented by this proxy and allocate them in favor of one or more of the nominees for director if any situation arises, which in the opinion of the proxy holders, makes such action necessary or desirable.

In order to ensure that your securities are voted as you wish, if you are a shareholder of record, the proxy must be voted by 11:59 P.M., Eastern Standard Time, on February 24, 2014.

IMPORTANT NOTICE TO PARTICIPANTS IN THE EMPLOYEES’ SAVINGS TRUST PLAN AND EMPLOYEE STOCK OWNERSHIP PLAN (COLLECTIVELY, THE “PLANS”).

New York Life Trust Company, as Trustee of the Plans, has been requested to forward to you the enclosed proxy material relative to the securities held by us in your account but not registered in your name. Such securities can be voted only by us as holder of record. We shall be pleased to vote your securities in accordance with your wishes if you will execute this form and return it to us promptly in the enclosed business reply envelope. It is understood that, if you sign without otherwise marking the form, the securities will be voted as recommended by the Board of Directors on all matters to be considered at the meeting.

For this meeting, the extent of our authority to vote your securities in the absence of your instructions, as directed by the Plans, is that securities for which no voting instructions have been given shall be voted in the same ratio as the ratio in which the total shares with respect to which timely directions were received were voted in such matters. In order to ensure that your securities are voted as you wish, the proxy must be voted by 11:59 P.M., Eastern Standard Time, on February 20, 2014.

Continued and to be signed on reverse side